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                                                                     Exhibit 4.4


                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------



         THIS CREDIT FACILITY AND SECURITY AGREEMENT is made as of the 14th day of September, 1992, by and among BANK ONE, CLEVELAND, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 600 Superior Avenue, Cleveland, Ohio 44114; CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P.O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR CO. L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P.O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of "Continental" and "Goodman" being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").

                                   WITNESSETH:
                                   -----------

         WHEREAS, each Borrower desires, from time to time hereafter, to borrow from Lender, and Lender is willing and may, from time to time hereafter, be willing to make loans to each Borrower, subject to the terms and conditions set forth herein,

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to either Borrower, the parties hereto hereby agree as follows:

1.       GENERAL
         -------

         1.1 DEFINED TERMS. When used herein, the following terms shall have the following meanings:

         ACCOUNTS - All of each Borrower's respective accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, for goods sold or leased or for services rendered, whether or not earned by performance and whether or not evidenced by contracts, instruments or documents, or however otherwise the same may have been established or created, all guarantees and security therefor, all right, title and interest of such Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

         ACCOUNT DEBTOR - Any Person who is or may become obligated to either Borrower under, with respect to, or on account of an Account.



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         ADJUSTED TANGIBLE NET WORTH - At any time, the aggregate total value of the Borrowers' assets, plus Subordinated Debt of the Borrowers, less the remaining value of the Borrowers' liabilities including deferred credits and/or deferred income, specifically excluding the sum of:

                  (i) any surplus resulting from any write-up subsequent to September 14, 1992 of assets of the Borrowers or assets acquired by the Borrowers; and

                  (ii) good will, including any amounts, however designated on a balance sheet of the Borrowers, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrowers; and

                  (iii) proprietary rights of the Borrowers, including all patents, trademarks, trade names and copyrights; and

                  (iv) any amount at which partnership units of the Borrowers appear as assets on Borrowers' balance sheets; and

                  (v) loans and advances to Affiliates or to partners, officers or employees of either Borrower or the partners, stockholders, directors, officers or employees of either General Partner of either Borrower or any Affiliate; and

                  (vi) Affiliate Accounts receivable.

         AFFILIATE - The General Partner of each Borrower and each Subsidiary of the General Partner of each Borrower, if any, or each Borrower or any other
Person:

                  (i) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, either Borrower;

                  (ii) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of the partnership units of either Borrower; or

                  (iii) Ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by either Borrower.

         The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         AGREEMENT - This Credit Facility and Security Agreement, as it may be amended from time to time pursuant to Section 13.1 hereof.

         BANKRUPTCY LAWS - All statutes, rules, regulations and other forms of law, federal, state or otherwise, including, without limitation, the provisions of Title 11 of the United States Code,

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in each instance as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

         BASE RATE - The Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced by Lender in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

         CAPITAL EXPENDITURES - Amounts expended or which either Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (i) for the acquisition, construction or installation of properties that are to be included as fixed assets on either Borrower's books, (ii) for the lease of any property that would be capitalized under GAAP, (iii) for the incurrence of any other capitalized cost, or (iv) for any additions to or replacements of any of the foregoing.

         CASH COLLATERAL ACCOUNT - A commercial deposit account designated "cash collateral account" maintained by each Borrower with Lender, without liability by Lender to pay interest thereon, from which Cash Collateral Account Lender shall have the exclusive right to withdraw funds until all Obligations are paid, performed, satisfied, enforced and observed in full.

         CODE - The Uniform Commercial Code as adopted and in force in the State of Ohio or any other State where Collateral is located as from time to time in effect.

         COLLATERAL - The Fixed Collateral and Revolving Collateral, collectively, together with all of the Property, and interests of Borrowers therein, otherwise described in Section 4.1 of this Agreement and all other Property of the Borrowers now or at any time or times hereafter subject to a Lien in favor of Lender.

         COLLATERAL LOCATION - The Continental Principal Business Location as to Continental and the Goodman Principal Business Location as to Goodman and such other locations as may be identified on EXHIBIT B attached hereto, if any, together with such other locations at which any Collateral consisting of tangible personal property may be located provided Lender has, in writing, approved and designated such location as a Collateral Location hereunder, subject to any conditions which Lender may reasonably designate and provided:

                  (i) Such location is a location as to which Borrowers give Lender prior written notice at least forty-five (45) days prior to using such location; and

                  (ii) Such location is located within the United States of America; and

                  (iii) Each Borrower has executed and delivered to Lender appropriate financing statements with respect to the Collateral located at such location showing Borrowers as debtor and Lender as secured party; and

                  (iv) A search of all filings made against Borrowers or such Collateral in the jurisdiction in which the location is located, made after the filing of the financing

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         statements referred to in (iii) above, confirms that the Lender's security interest in the Collateral at such location constitutes a first priority Lien on such Collateral (subject to any Permitted Liens); and

                  (v) Lender has obtained a written lien waiver in favor of Lender from each lessor, mortgagee, bailee, warehouseman or similar Person who may, by operation of law or otherwise, have any Lien in or upon such Collateral at such location, in such form and containing such assurances as may be requested by Lender.

         COMMITMENT - Lender's letter to Borrower dated August 17, 1992, as accepted by Borrowers on August 27, 1992.

         COMMITMENT FEE - As defined in Section 2.9 of this Agreement.

         CONTRACT RATE - A fluctuating rate equal to one and 50/100 percentage points (1.50%) above the Base Rate.

         CONTRACT YEAR - The twelve (12) month period which commences on each anniversary of the execution of this Agreement.

         CREDIT DOCUMENTS - This Agreement, the Notes, the Open-End Mortgage Deeds and Security Agreements, the Environmental Inspection Easements, the Environmental Indemnity Agreement, the Collateral Assignment of Security Interest in Trademarks and Patents, the UCC-1 Financing Statements, the Lien Waivers of Hughes Wheel & Axle, Delta Rubber Company, Bookcliff Sales, Inc., Jim Walter Resources, Inc. and Fairmont Supply Company, the Agency Account Agreements of Pittsburgh National Bank, Wachovia Bank & Trust Co. N.A. and NCNB Texas National Bank, the Subordination Agreement of Nesco Holdings, Inc., the Acknowledgment, Consent and Agreement of Dresser Industries, Inc. and all other agreements, instruments and documents hereafter executed by Borrower or any other Person and/or delivered to Lender in respect of the transactions contemplated by this Agreement, in each instance as amended from time to time.

         DEBT INSTRUMENTS - Any contract, agreement, instrument or other document or arrangement under which either Borrower has (i) any indebtedness, obligation or liability (including, without limitation, any contingent liability under any Guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing or (ii) the right or obligation to incur any such indebtedness, obligation or liability.

         DEFAULT RATE - A fluctuating rate of interest equal to two percentage points (2.0%) above (i) the rate of interest set forth in the applicable Note for Obligations evidenced by a Note and (ii) above the Contract Rate for Obligations not evidenced by a Note.

         DEPOSITORY ACCOUNT - As defined in Section 5.2(A) of this Agreement.

         DEPOSITORY AGREEMENT - As defined in Section 5.2(A) of this Agreement.


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         DEPOSITORY BANK - As defined in Section 5.2(A) of this Agreement.

         DISTRIBUTION - In respect of a Borrower means:

                  (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, to the General Partner of such Borrower or any limited partner of such Borrower whether on partnership units of such Borrower or otherwise (except distributions of such partnership units); and

                  (ii) The redemption or acquisition of any Securities of such Borrower.

         ELIGIBLE ACCOUNTS - Accounts of each Borrower to the extent arising out of the completed bona fide sale or lease of goods or rendition of services by such Borrower in the ordinary course of such Borrower's business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, subject to Lender's perfected security interest and no other Lien or security interest, and for a liquidated amount maturing as stated in an invoice or other documentary evidence relating thereto which has been provided, and is in form reasonably satisfactory, to Lender, provided, that, unless Lender otherwise agrees, no such Account shall be an Eligible Account if:

                  (i) It arises out of a sale made by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; or

                  (ii) It is due or unpaid more than ninety (90) days after the invoice date thereof; or

                  (iii) Fifty percent (50%) or more of the aggregate Accounts (determined on the basis of the aggregate dollar amount thereof) payable by the Account Debtor thereof are at that time not otherwise deemed Eligible Accounts hereunder; or

                  (iv) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account by the Account Debtor, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect; or

                  (v) The Account Debtor has returned any of the goods from the sale of which the Account arose; or

                  (vi) There exist any facts, events or circumstances which in any way impair the validity, collectability or enforcement of such Account or would tend to reduce the amount payable thereunder from the face value of the invoice related thereto; or

                  (vii) The Account Debtor is also such Borrower's creditor or supplier or the Account otherwise is or may become subject to any right of offset by the Account Debtor; or


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                  (viii) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor, or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) The sale is to an Account Debtor outside the United States unless the sale is on letter of credit, guaranty, or acceptance terms, in each case acceptable to Lender in its reasonable judgment; or

                  (x) The sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

                  (xi) Lender reasonably believes that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (xii) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended; or

                  (xiii) The goods giving rise to such Account have not been shipped and delivered to and received by the Account Debtor or the services giving rise to such Account have not been fully performed by such Borrower and received by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or

                  (xv) Lender otherwise reasonably deems such Account to be ineligible or that such Account or the Account Debtor is unsatisfactory in any reasonable respect.

         ELIGIBLE INVENTORY - Such Inventory, subject to Lender's perfected security interest and no other Lien, consisting of raw materials and finished goods owned by such Borrower and located at a Collateral Location which, in Lender's reasonable opinion, is in good and saleable condition and not obsolete or unmerchantable and which Lender, in its reasonable credit judgment, deems to be Eligible Inventory, based on such credit and collateral considerations as Lender may deem appropriate. Inventory shall not be Eligible Inventory to the extent it consists of work-in-process, spare parts, property used in packaging or shipping of Inventory, or

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Inventory of a like use or character to the foregoing or otherwise to the extent such Inventory does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         EVENT OF DEFAULT - As defined in Section 11.1 of this Agreement.

         FINANCIAL STATEMENTS - The audited annual financial statements of each of Continental and Goodman for their respective fiscal years ending December 31, 1991 and the balance sheet(s) of each of Continental and Goodman as of June 30, 1992 and the related statements of income for the fiscal period(s) then ended, copies of which are attached hereto as EXHIBIT D-1.

         FIXED COLLATERAL - All fixed assets of each Borrower including, without limitation, all real property, machinery, equipment, furniture, furnishings, fixtures, tools, dies, molds, parts, material handling equipment, supplies and motor vehicles (titled and untitled) of every kind and description, now or hereafter owned by either Borrower, or in which either Borrower may have or may hereafter acquire any interest, wheresoever located, including, without limitation, the items of Fixed Collateral described in EXHIBIT E attached to this Agreement.

         GAAP - Generally accepted accounting principles consistently applied.

         GENERAL PARTNER - As to Continental, CC&E Corp., a corporation organized and existing under the laws of the State of Delaware and the sole general partner of Continental and as to Goodman, New Goodman Corp., a corporation organized and existing under the laws of the State of Delaware and the sole general partner of Goodman.

         GUARANTY - All obligations of any Person (the "guarantor") which guarantee, or in effect guarantee, or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including but not limited to, obligations incurred by such guarantor through an agreement, contingent or otherwise:

                  (i) To purchase such indebtedness, liability or obligation or any Property or assets constituting security therefor; or

                  (ii)     To advance or supply funds;

                           (a) For the purchase or payment of such indebtedness,
                  liability or obligation, or

                           (b) To maintain working capital or other balance
                  sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations; or


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                  (iii) To lease Property or to purchase any Security or other
         Property or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

                  (iv) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

         INDEBTEDNESS - All of each Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising (whether under written or oral agreement, by operation of law or otherwise), including, without limitation, (i) the Obligations, (ii) any obligations or liabilities of any Person which are secured by any Lien upon Property of either Borrower, even though such Borrower has not assumed or otherwise become liable for the payment thereof, (iii) any obligations or liabilities created or arising under any lease (including capitalized leases) or under any conditional sales contract or other title retention agreement with respect to Property used or acquired by either Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) any obligations or liabilities arising under any lease or other contractual arrangement relating to security deposits, advance payments or other prepaid funds in the hands of or held by either Borrower subject to return or refund to any Person, (v) all unfunded pension fund obligations and liabilities and (vi) deferred taxes of any nature.

         INVENTORY - All inventory now owned or hereafter acquired by either Borrower, including without limitation, all goods, merchandise, work in process, raw materials, finished goods, and all other materials, supplies and tangible personal property of any kind, nature or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of such goods, merchandise or other personal property and all documents of title or other documents pertaining thereto.

         LENDER'S ACCOUNT - As defined in Section 5.2(C) of this Agreement.

         LIEN - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, trust receipt or lease, consignment or bailment for security purposes.

         LOAN ACCOUNT - An account maintained by Lender on its books, which shall evidence all advances under the Revolving Loan and Term Loan, interest thereon, other amounts due Lender with respect to the Revolving Loan and Term Loan, and all payments thereof by either Borrower.

         LOCKBOX - As defined in Section 5.2(B) of this Agreement.


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         MANAGEMENT FEES - Management fees and other similar type fees paid by a
Borrower to Nesco, Inc. paid at a rate not to exceed two percent (2%) of such Borrower's gross sales and if an Event of Default has occurred and is continuing at the time of payment of such fee or would occur by reason thereof or after giving effect thereto, the same shall be paid at a rate not to exceed one percent (1%) of such Borrower's gross sales.

         MATERIAL ADVERSE EFFECT - As to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) either Borrower's Property, business, operations or condition (financial or otherwise), (ii) either Borrower's ability to repay the Obligations or (iii) Lender's Lien on the Collateral or the priority thereof.

         MATERIAL AGREEMENTS - Those contracts, agreements, documents or other arrangements required to be disclosed under the provisions of Section 7.1(C) of this Agreement.

         NET INCOME - The net income of each Borrower determined in accordance with GAAP, provided, that in determining the same, there shall not be included in gross revenues any earnings (i) properly attributable to the assets and business of any Person acquired by said Borrower which were earned prior to the date of such acquisition, (ii) relating to extraordinary accounting adjustments or non-recurring items of income and, provided further, that the same shall be net of all interest expenses, taxes, depreciation and amortization expenses and any Tax Distributions made or Management Fees paid by said Borrower.

         NOTES - The Revolving Note, Term Note and any other promissory note or other instrument evidencing the Borrowers' obligation to repay any Obligations.

         OBLIGATIONS - All debts, liabilities and obligations of either Borrower to Lender under this Agreement and also any and all other debts, liabilities and obligations of either Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of either Borrower to Lender under any Guaranty, or of either Borrower to any other Person which Lender may have obtained by assignment or otherwise and all interest, fees, charges and expenses which at any time may be payable by either Borrower to Lender.

         ORIGINATION FEE - As defined in Section 2.8 of this Agreement.

         PENSION PLAN - Any pension plan, retirement payment plan, profit-sharing plan, defined benefit or contribution plan or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

         PERMITTED DISTRIBUTION - (i) Distributions by Continental for its fiscal year ending December 31, 1992 to the partners of Continental pursuant to its partnership agreement in the aggregate amount of Ten Million Dollars ($10,000,000), Eight Million Two Hundred and Seventy-five Thousand Dollars ($8,275,000) of which must be disbursed within sixty (60) days from the date hereof and the remaining One Million Seven Hundred Twenty-five Thousand

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Dollars ($1,725,000) of which may not be disbursed until the remaining
$1,500,000 of the Term Loan is disbursed in accordance with Section 2.1 hereof, but which, in any event, must be disbursed within sixty (60) days from the date hereof and, (ii) commencing with calendar year 1994, so long as the Borrowers are in compliance with the affirmative financial covenants contained in Sections 8.1(O), (P) and (Q) hereof and the negative financial covenant contained in
Section 8.2(K) hereof, aggregate annual Distributions by either Borrower to its partners in an amount not to exceed fifty percent (50%) of such Borrower's Net Income for the previous fiscal year beginning with each Borrower's fiscal year ending December 31, 1993.

         PERMITTED INDEBTEDNESS - As defined in Section 8.2(C) of this
Agreement.

         PERMITTED LIENS - As defined in Section 8.2(G) of this Agreement.

         PERSON - An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         PRIME RATE - The interest rate established from time to time by Lender as the Lender's Prime Rate, whether or not publicly announced, which may not necessarily be the most favorable or lowest or best rate offered by Lender.

         PROPERTY - Any kind of property or asset, whether real, personal or mixed, or tangible or intangible, or any interest, including, without limitation, any leasehold interest, held in any such properties or assets.

         PROJECTIONS - A proforma consolidated opening balance sheet of Borrowers and proforma consolidated five (5) year projected balance sheet, income statement and statement of cash flows for the Borrowers, copies of which are attached hereto as EXHIBIT D-2.

         RESERVE AMOUNT - A variable amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) until June 30, 1993 and thereafter such amount will be reduced by the aggregate amount of all principal payments made by Borrowers on the Term Loan on or after July 1, 1993 as of the date of reference thereto.

         RESTRICTED INVESTMENT - As defined in Section 8.2(R) of this Agreement.

         REVOLVING COLLATERAL - All of each Borrower's

                  (i)      Inventory;

                  (ii) contract rights and general intangibles, including, without limitation, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, and deposit accounts whether now owned or hereafter created or acquired;

                  (iii) Accounts and other receivables, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created; and

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                  (iv) documents, warehouse receipts, instruments and chattel paper, whether now owned or hereafter created.

         REVOLVING LOAN - As defined in Section 2.3 of this Agreement.

         REVOLVING NOTE - The revolving promissory note to be executed by Borrowers in the form attached as EXHIBIT C-3 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         SECURITY - As defined in Section 2(1) of the Securities Act of 1933 as amended.

         SUBORDINATED DEBT - Such Indebtedness which is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

         SUBSIDIARY - Any corporation of which more than 50% of the Voting Stock is at any time, directly or indirectly, owned by either Borrower and/or one or more Subsidiaries.

         TAX DISTRIBUTIONS - Distributions made by a Borrower to its partners for actual or estimated income tax liability relating to income of such Borrower attributed to such partners, provided that the same shall at all times be subject to certain letter agreements dated of even date herewith between each Borrower and Lender relating to such Distributions and acknowledged by each Borrower's respective partners.

         TERM LOAN - As defined in Section 2.1 of this Agreement.

         TERM NOTE - The term promissory note to be executed by Borrowers in the form attached as EXHIBIT C-1 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term Loan made by Lender pursuant to Section 2.1 of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

         VOTING STOCK - Securities of any class or classes of a corporation which, at the time of reference thereto, entitle the holders to elect corporate directors.

         1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

         1.3 OTHER TERMS. All other terms contained in this Agreement shall have, unless the context indicates to the contrary, the meanings provided for by the Code as adopted in the State of Ohio to the extent the same are used or defined therein.


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         1.4 USE OF PLURAL FORM. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.       LOANS AND ADVANCES
         ------------------

         Subject to the terms and conditions of this Agreement and each of the other Credit Documents, and otherwise provided that no loan advances need be made by Lender if, at the date of any request for a loan advance hereunder by either Borrower, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Lender will provide the credit facility described in this Section 2 for the account of the Borrowers.

         2.1 TERM LOAN. Lender will make a term loan (the "Term Loan") to Borrowers in the principal amount of Eleven Million Dollars ($11,000,000). The Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with the Term Note. $9,500,000 of the Term Loan shall be disbursed at the time of closing of this credit facility and the remaining $1,500,000 of the Term Loan shall be disbursed on or prior to November 1, 1992 upon the delivery by Borrowers to Lender of an ALTA Mortgagees' Policy of Title Insurance covering six parcels of real property situated in Marion County, Alabama and owned or to be acquired by Borrowers. Such Title Policy shall (a) show Borrower(s) as the owner in fee simple of all six parcels, (b) insure Lender as the holder of the first and best mortgage lien on each of such parcels, free and clear of all liens, encumbrances and other title defects unacceptable to Lender and (c) be otherwise reasonably acceptable in form and substance to Lender.

         2.2      PAYMENT TERMS OF THE TERM LOAN.

                  (A) INTEREST. The Term Loan shall bear interest on the unpaid principal balance until the date paid at a rate per annum equal to two percent (2.0%) in excess of the Base Rate, such interest being payable monthly on the 1st day of each month, and at maturity, commencing October 1, 1992. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

                  (B) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the Term Note, the principal balance of the Term Loan shall be payable in eighty-three (83) consecutive equal monthly installments of Ninety-One Thousand Six Hundred Sixty-Seven Dollars ($91,667) each, commencing November 1, 1992, and continuing on the 1st day of each month thereafter and a final installment of Three Million Three Hundred Ninety-One Thousand Six Hundred Thirty-Nine Dollars ($3,391,639) on October 1, 1999.

         2.3      REVOLVING LOAN.

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, until September 14, 1995 make such loans to each Borrower as from time to time each Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of each Borrower's respective Eligible Inventory and Eligible Accounts. Such advances are anticipated to be repaid by Borrowers and thereafter readvanced by Lender without any premium or penalty therefor. Subject to the provisions of Subsection (B) of this
         Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (a) the line of credit approved for Borrowers, which is currently Eleven Million Five Hundred Thousand Dollars ($11,500,000) or (b) the sum of (i) eighty-five percent (85%) of the unpaid face amount of each Borrower's respective Eligible Accounts (or such other percentages of each Borrower's respective Eligible Accounts as may from time to time be fixed by the Lender upon notice to the Borrowers) and (ii) the lesser of (1) fifty percent (50%) of the cost or market value, whichever is lower, determined on a first-in, first-out basis, of each Borrower's respective Eligible Inventory located at the Continental Collateral Location or Goodman Collateral Location, as applicable (or such other percentages of each Borrower's respective Eligible Inventory as may from time to time be fixed by the Lender upon notice to the Borrowers) or (2) Four Million Five Hundred Thousand Dollars ($4,500,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrowers).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER THE REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the aggregate loans outstanding to the Borrowers at any time under the Revolving Loan exceed Eleven Million Five Hundred Thousand Dollars ($11,500,000) LESS the Reserve Amount; provided however, that advances under the Revolving Loan to either Borrower shall not exceed that which is permitted on the basis of the advance rate percentages set forth in Section 2.3(A)(b) above as the same are applied to each respective Borrower.

                  (C) PAYMENT. The Revolving Loan shall be payable on September 14, 1995 and bear interest as provided in Section 2.4 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such promissory note shall be evidenced by the Lender's record of disbursements and repayments.

                  (D) LETTERS OF CREDIT. Lender may, in its sole discretion, without any obligation to do so, issue for the account of either Borrower commercial and/or standby letters of credit up to a maximum aggregate face amount of One Million Five Hundred Thousand Dollars ($1,500,000). The face amount of each such letter of credit shall be deemed an advance under the Revolving Loan and shall be subject to the limitations set forth under Subsection 2.3(A) hereof pertaining to Eligible Accounts and Eligible Inventory. In no event, however, shall the aggregate total face amount of letters of credit issued by the Lender for the account of the Borrowers outstanding at any time exceed the sum of One Million Five Hundred Thousand Dollars ($1,500,000).

         2.4 INTEREST ON THE REVOLVING LOAN. The Revolving Loan shall bear interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Contract Rate, such interest being payable monthly on the 1st day of each month, and at maturity, commencing October 1, 1992. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

         2.5 OPTIONAL CHARGE AGAINST THE REVOLVING LOAN. To the extent Borrowers do not remit, when due, any payments of interest or, in the case of loans other than the Revolving Loan, any payment of principal, or any other payment required to be made by Borrowers to the Lender pursuant to the terms of any of the Credit Documents, the Lender may, at its option, make such payment by increasing the outstanding principal balance of the Revolving Loan in order to prevent such amount from becoming past due, but it is expressly acknowledged and agreed that Lender shall be under no obligation to do so.

         2.6 LOAN ACCOUNT. Lender shall debit to the Loan Account the amount of each advance under the Revolving Loan, all interest on the Revolving Loan and the amount of all other compensation or fees payable to Lender in respect of the Term Loan or the Revolving Loan and shall credit to the Loan Account the amount of each payment of principal and interest on the Revolving Loan and the amount of all payments of any other amounts payable under the Revolving Loan by appropriate entries. Any accounting rendered by the Lender to the Borrowers shall be deemed correct and conclusively binding upon the Borrowers, except for manifest errors, unless the Borrowers notify the Lender by certified mail, return receipt requested, within five (5) business days after the date when each such accounting is delivered to the Borrowers.

         2.7 ALL ADVANCES TO CONSTITUTE ONE LOAN. The Term Loan and the Revolving Loan and all other sums owed by Borrowers to Lender under this Agreement, whether or not evidenced by the Notes, shall constitute one obligation of Borrowers, secured by Lender's lien on and security interest in all of the Collateral. Borrowers shall jointly and severally be liable to Lender for all Obligations hereunder, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Lender hereunder inure to the benefit of each Borrower, and that Lender is relying on the liability of each Borrower in extending credit and otherwise making advances hereunder.

         2.8 ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing the Credit Documents and the documentation relating thereto in connection with this Credit Facility, Borrower shall pay to Lender on the date hereof an origination fee (the "Origination Fee") of One Hundred Twenty-Five Thousand Dollars ($125,000).

         2.9 COMMITMENT FEE. Borrowers shall pay to Lender on September 14, 1993 and annually thereafter, a commitment fee (the "Commitment Fee") of one-fourth of one percentage point (0.25%) of the amount of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to
Section 2.3(A) of this Agreement or not.

3.       DEFAULT INTEREST
         ----------------

         Upon and after the occurrence of an Event of Default, and during the continuation thereof, unless Lender otherwise agrees, the Obligations shall bear interest, calculated daily on the basis of a three hundred and sixty (360) day year, for the actual days elapsed, at the Default Rate.

4.       COLLATERAL; GENERAL TERMS
         -------------------------

         4.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, and in addition to any other Collateral securing the Obligations, each Borrower hereby grants to Lender a continuing security interest in and to all of the following Property of such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

                  (A) all Fixed Collateral;

                  (B) all Revolving Collateral;

                  (C) any and all deposits or other sums at any time credited by or due from Lender to such Borrower, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, choses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by the Borrower or in which such Borrower has an interest and which now or hereafter are at any time in the possession or control of the Lender or in transit by mail or carrier to or from Lender or in the possession of any Person acting on Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of such Borrower with, and any claims of such Borrower against, Lender;

                  (D) All accessions to, substitutions for and all replacements, products and proceeds of the Property described in Subsections (A), (B) and (C) above, including, without limitation, proceeds of insurance policies insuring such Property; and

                  (E) All books, records and other property (including without limitation, credit files, programs, printouts and other materials and records) of such Borrower pertaining to any of the Property described in Subsections (A),
(B), (C) or (D) above.

         It is acknowledged and agreed that the Obligations shall be secured by a first priority lien on and security interest in the Collateral.

         4.2 REPRESENTATIONS, WARRANTIES AND COVENANTS -- COLLATERAL. Each Borrower represents, warrants and covenants to Lender that, except as otherwise permitted herein or in any of the other Credit Documents:

                  (A) Borrower's present Collateral is now, and Borrower's hereafter acquired Collateral at the time acquired will be, and so long as such Borrower is obligated to Lender will continue to be, owned solely by such Borrower and no other Person has or will have any right, title, interest, claim or Lien therein, thereon, or thereto, whether by assignment or otherwise pursuant to any Lien, encumbrance or security interest, other than pursuant to Liens constituting Permitted Liens hereunder;

                  (B) Except as provided in Section 8.1(C) with regard to taxes, levies and other charges being contested in good faith, the Borrower shall pay and discharge when due all taxes, levies, and other charges upon the Collateral and shall defend Lender against and save Lender and the Collateral harmless from all claims of any Person with respect thereto; and

                  (C) The Borrower will at all times keep accurate and complete records of all Collateral.

         4.3 PERFECTION OF LENDER'S SECURITY INTEREST IN COLLATERAL. Each Borrower agrees to execute such financing statements provided for by applicable law, and to otherwise take such other action, and execute such assignments or other instruments or documents, in each case as Lender may request, to evidence, perfect or record Lender's security interest in the Collateral. Each Borrower hereby authorizes Lender to execute and file any such financing statement or continuation statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

         4.4 LOCATION OF COLLATERAL. Each Borrower warrants and covenants that, except for Inventory in transit and as otherwise approved by Lender in writing, all Collateral is, and will remain, at all times, at a Collateral Location.

         4.5 INSURANCE. Each Borrower agrees to maintain and pay for insurance, including, without limitation, insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazards, public liability or such other risks in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Lender. Each Borrower shall deliver such policies, or copies of such policies and certificates evidencing such insurance, to Lender with satisfactory loss payable endorsements naming Lender as its interest may appear. Each policy of insurance or endorsement shall contain a provision requiring thirty (30) days advance written notice to Lender in the event of cancellation of the policy for any reason whatsoever or any modification thereto and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of such Borrower or other owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made to insurance companies. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney-in-fact and agent, with full power of substitution, to make and adjust claims under such policies of insurance in excess of $100,000 (provided, however, that Lender agrees to consult with such Borrower prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of such Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Lender deems advisable. All sums disbursed by Lender in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, and until paid by such Borrower to Lender, with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral.

         4.6 PROTECTION OF COLLATERAL: REIMBURSEMENT. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of either Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If any Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Lender may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which any Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by such Borrower to Lender with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, except gross negligence or wilful misconduct on the part of Lender while the Collateral is in the possession of or under the control of Lender, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

         4.7 INSPECTION. Lender (by any of its officers, employees, agents or representatives) shall have the right to inspect the Collateral, the premises upon which any of the Collateral is located, and any and all books, records, journals, orders, receipts or other correspondence (and to make extracts or copies thereof as Lender may desire) to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral or the financial condition of either Borrower.

5.       PROVISIONS RELATING TO ACCOUNTS
         -------------------------------

         5.1 CONDITIONS. With respect to each Borrower's Accounts, Lender may rely, in determining which Accounts are Eligible Accounts, on all reports, statements or representations made by each Borrower with respect to any such Account or Accounts. In the event any Account is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by any Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Accounts ineligible, but Lender shall retain its security interest in all Accounts, eligible and ineligible, until all Obligations are paid and satisfied in full.

         5.2      COLLECTION OF ACCOUNTS.
                  ----------------------

                  (A) All checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral, including, without limitation, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by either Borrower in respect to the foregoing, shall, upon receipt by the Borrower, be held by such Borrower as trustee of an express trust for Lender's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in the Cash Collateral Account or in a special account over which Lender has the sole right and power of withdrawal, maintained at a financial institution acceptable to Lender (such financial institution and account being herein referred to as the "Depository Bank" and "Depository Account" respectively). The Depository Account shall be subject to the written agreement of the Depository Bank to waive any right of setoff it might otherwise claim to have against any funds in the Depository Account and to otherwise charge any costs relative to the Depository Account to Borrowers or such other account(s) as either Borrower may maintain with the Depository Bank, such agreement (the "Depository Agreement") to be in form and substance acceptable to Lender. Lender assumes no responsibility for any claim of accord and satisfaction or release with respect to funds which have been deposited in the Depository Account.

                  (B) Upon the occurrence and during the continuance of an Event of Default, if at any time requested by Lender, Continental shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Continental's expense, with respect to which only Lender or, should Lender so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Depository Account.

                  (C) All funds held in the Depository Account shall be subject to transfer to the Cash Collateral Account, an account designated by the Lender (the "Lender's Account") as set forth in the Depository Agreement or as otherwise designated by Lender. The application of any funds to the payment of the Obligations shall not occur until Lender's receipt of such funds in cleared federal funds in the Cash Collateral Account or in Lender's Account. Lender agrees that all funds received by Lender by wire transfer for either Borrower's account prior to 10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account. Funds received by Lender by wire transfer for either Borrower's account after 10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account on the next business day of Lender. The order and method of application of such payments shall be in the sole discretion of Lender.

                  (D) Lender reserves the right upon the occurrence and during the continuance of an Event of Default to notify Account Debtors and other Persons indebted to Borrowers of Lender's interest in any such amounts payable to Borrowers and to instruct such Account

Debtors and other Persons to remit the same directly to Lender and upon collection of the same and deposit in the Cash Collateral Account, or in Lender's Account of all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in cleared federal funds, the same shall be subject to application to the Obligations.

         5.3 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or in the name of the Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

         5.4 ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a week, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Lender may from time to time request and, on or before the last day of each month from and after the date hereof, each Borrower shall deliver to Lender, in form and substance acceptable to Lender, a detailed aged trial balance, dated as of the last day of the preceding month, of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. In addition, each Borrower shall, upon Lender's request, furnish Lender with copies of proof of delivery and the original copy of all documents relating to the Accounts, including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

6.       PROVISIONS RELATING TO INVENTORY
         --------------------------------

         6.1 INVENTORY REPRESENTATIONS AND WARRANTIES. In determining which items of Inventory constitute Eligible Inventory, Lender may rely on all reports, statements or representations made by either Borrower with respect to any Inventory. In the event any Inventory is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by either Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Inventory ineligible, but Lender shall retain its security interest in all Inventory, eligible and ineligible, until all Obligations are paid and satisfied in full and this Agreement is terminated.

         6.2 RETURNED INVENTORY. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a month, a report of returns of any Inventory and as requested by Lender, provide to Lender copies of any credit memorandums to the Account Debtor issued in respect thereof. In all cases, Lender shall be promptly notified of returns of Inventory, the reason for such return and the location of such returned Inventory and, unless otherwise agreed by Lender, no such returned Inventory shall be Eligible Inventory for purposes of this Agreement.

         6.3 INVENTORY REPORTS. Each Borrower shall furnish Lender with such reports regarding Inventory as Lender may request at least once each month. Such reports shall be on forms requested or provided by Lender and shall contain such detailed information satisfactory to Lender. Each Borrower shall otherwise conduct a physical count of its Inventory annually so long as no Event of Default has occurred, supplying Lender with a copy of such counts accompanied by a report of the value (at the lower of cost or market value) thereof. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall conduct a physical count of its Inventory at such intervals as Lender may request.

7.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         7.1 GENERAL REPRESENTATIONS AND WARRANTIES. As an inducement to Lender to make advances hereunder, each Borrower warrants, represents and covenants to Lender that:

                  (A) ORGANIZATION AND OUALIFICATION. Such Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has duly qualified and is authorized to do business and is in good standing as a foreign partnership in each other state or jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary, or in which the failure of such Borrower to be so qualified would have a Material Adverse Effect.

                  (B) PARTNERSHIP POWERS. Such Borrower has the partnership right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. This Agreement and each of the other Credit Documents to which such Borrower is a party have each been duly authorized and approved by the General Partner of such Borrower, and are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except to the extent such enforceability is limited by bankruptcy, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies from time to time in effect. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any Property of such Borrower under the provisions of, the Partnership Agreement of such Borrower or any Material Agreement.

                  (C) MATERIAL AGREEMENTS. Except as disclosed on EXHIBIT F hereto, such Borrower is not a party to nor is such Borrower or any of its Property bound by (i) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect, (ii) any Debt Instrument, (iii) any security agreement, mortgage, deed of trust, pledge, assignment or other document or arrangement whereby any Lien upon any of such Borrower's Property exists in favor of any Person other than Lender except for Permitted Liens, (iv) any lease (capital, operating or otherwise), whether as lessee or lessor thereunder where the amount involved is in excess of the sum of $50,000 per annum, or extends for more than one year, or both, which, if violated, could have a Material Adverse Effect, (v) any contract, commitment, agreement or other arrangement involving the purchase or sale of any Inventory by such Borrower, or the license of any right to or by such Borrower, which, if terminated for any reason, could result in a Material Adverse Effect, (vi) any contract, commitment, agreement or other arrangement with any Affiliate which, if violated, could have a Material Adverse Effect,
(vii) any management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than one (1) year's notice without liability which, if violated, could have a Material Adverse Effect, (viii) any collective bargaining agreement which, if violated, could have a Material Adverse Effect, (ix) any Pension Plan which, if violated, could have a Material Adverse Effect or (x) any other contract, agreement, understanding or arrangement which, if violated, could have a Material Adverse Effect.

                  (D) GENERAL MATTERS. Except as disclosed on EXHIBIT G hereto, such Borrower (i) has not, during the preceding five (5) years, been known as or operated under or otherwise used any other corporate or fictitious name, trade name or tradestyle, (ii) has not, during the preceding five (5) years, been the surviving Person of any merger or consolidation and has no Affiliates, except for its General Partner and its limited partners and any Affiliates of any of them, (iii) has no lawsuits, actions, investigations or other proceedings pending or to the best of its knowledge currently threatened against it of any nature whatsoever in any court or before any governmental authority, arbitration board or other tribunal, (iv) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business operations in compliance with applicable law, (v) has to the best of its knowledge fully complied in all material respects with all applicable statutes, rules, regulations and orders, federal, state, local or foreign, including, without limitation, equal employment practices, (vi) is not in violation of or in default with respect to any material term or condition of any Material Agreement, (vii) has not received any notice to the effect that it is not substantially in full compliance with any of the requirements of ERISA or (viii) has no actual knowledge of material grievances, disputes or controversies outstanding with any union or other organization of its employees or threats of work stoppage, strike or pending demands for collective bargaining which, if any of the foregoing representations in (i) - (viii) hereof were breached, could have a Material Adverse Effect.

                  (E) USE OF PROCEEDS. Borrower's uses of the proceeds of the Term Loan and Revolving Loan made by Lender to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper partnership uses, duly authorized by the General Partner of such Borrower, and such uses are and will continue to be consistent with the Commitment and all applicable laws and statutes, as in effect from time to time. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Term Loan and Revolving Loan to Borrowers will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (F) PATENTS AND TRADEMARKS. Such Borrower owns or possesses all the patents, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business as now conducted without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar intellectual property rights are listed on EXHIBIT H attached hereto.

                  (G) SOLVENT FINANCIAL CONDITION. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, to the best of such Borrower's knowledge and belief (i) the fair saleable value of such Borrower's assets is greater than the amount required to pay its total liabilities, (ii) such Borrower is able to pay its debts as they mature in the ordinary course of business and is not otherwise insolvent in any respect and
(iii) such Borrower's capital is sufficient and not unreasonably small for the business and transactions in which such Borrower is engaged or about to engage.

                  (H) TITLE TO PROPERTIES. Such Borrower has good, indefeasible and marketable title to and ownership of all Property it purports to own, which, in the case of the Collateral, is free and clear of all Liens, except those in favor of Lender and any Permitted Liens.

                  (I) FINANCIAL STATEMENTS AND PROJECTIONS.

         (i) The Financial Statements have each been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial position of such Borrower at such date and the results of such Borrower's operations for such period. There has been no change in the condition, financial or otherwise, of such Borrower as shown on the Financial Statements and no change in the aggregate value of machinery and equipment owned by such Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect.

         (ii) The Projections have been prepared by an officer, or agent, of Borrowers in good faith, substantially in accordance with GAAP on a pro-forma basis, after giving effect to the consummation of the transactions contemplated by this Agreement and the Projections are arithmetically accurate.

                  (J) FULL DISCLOSURE. Neither this Agreement, nor any written statement made by such Borrower in connection herewith, contains any untrue statement of a material fact. To the best knowledge of such Borrower, there is no fact which such Borrower has not disclosed to Lender which has, or will have, a Material Adverse Effect.

                  (K) TAX RETURNS. Such Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has, except as otherwise permitted herein, paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of such Borrower is adequate for all years not closed by applicable statutes and for its current fiscal year.

                  (L) SECURITIES LAWS. Such Borrower's execution and delivery of this Agreement and each of the other Credit Documents to which it is a party will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

                  (M) O.S.H.A. AND ENVIRONMENTAL MATTERS. Such Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act as amended, the Environmental Protection Act as amended, the Resource Conservation and Recovery Act as amended and all rules and regulations thereunder and all similar federal, state and local laws, rules and regulations and there have been no outstanding citations, notices or orders of non-compliance issued to such Borrower or relating to its respective facilities, business, assets, property, leaseholds or equipment under any such laws, rules or regulations. Such Borrower has been issued all required federal, state and local licenses, certificates or permits relating to such Borrower's business and facilities, and such Borrower and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

                  (N) TRADE RELATIONS. To the best of such Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of such Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances known to such Borrower which would have a Material Adverse Effect on such Borrower in any respect or prevent such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner which it has heretofore been conducted except for economic conditions and such other factors not within the reasonable control of such Borrower.

                  (O) FIXED COLLATERAL. To the best of such Borrower's knowledge, all Fixed Collateral is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted and where a breach hereof would have a Material Adverse Effect.

         7.2 REAFFIRMATION. Each request for an advance made by each Borrower pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such advance, constitute (i) an automatic representation and warranty by such Borrower to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of such Borrower contained in this Agreement or any of the other Credit Documents.

         7.3 SURVIVAL OF REPRESENTATION AND WARRANTIES. Each Borrower covenants, warrants and represents to Lender that all representations and warranties of such Borrower contained in this Agreement and each of the other Credit Documents shall be true at the time of such Borrower's execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

8.       COVENANTS AND CONTINUING AGREEMENTS
         -----------------------------------

         8.1 AFFIRMATIVE COVENANTS. So long as any Obligations remain unsatisfied, each Borrower covenants that, unless otherwise consented to by Lender in writing, it will:

                  (A) Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding by Lender to any Borrower or any other Person on behalf of any Borrower of any proceeds of loans made by Lender pursuant to this Agreement or, (ii) the depositing for collection, by Lender, of any check or item of payment received and/or delivered to Lender on account of the Obligations.

                  (B) Preserve and maintain its separate partnership existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for such Borrower to conduct its business in such states or in which the failure to so qualify would have a Material Adverse Effect.

                  (C) File all federal, state and local tax returns and other reports such Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and adequate book reserves have been established with respect to each such claim being contested.

                  (D) Maintain its Property in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof, reasonable wear and tear excepted.

                  (E) Comply with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business and which, if violated, would result in a Material Adverse Effect.

                  (F) If applicable, at all times make prompt payment of any and all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Pension Plan, if any, maintained by such Borrower and otherwise in regard thereto (i) furnish Lender with any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Pension Plan and any other employee benefit plan of such Borrower or its Affiliates subject to said Section; (ii) notify Lender as soon as practicable of any "Reportable Event" (as defined under ERISA) and of any additional act or condition arising in connection with any Pension Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan; and (iii) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any such Pension Plan or any other such employee benefit plan as may be reasonably requested.

                  (G) Promptly upon, but in no event later than three (3) business days after acquiring actual knowledge thereof, (i) inform Lender, in writing, of the assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor not otherwise disclosed to Lender; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

                  (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions and permit the Lender, in its discretion, to conduct quarterly audits, at such Borrower's expense.

                  (I) Cause to be prepared and furnished to Lender the following (which in the case of any financial statements shall consist of a balance sheet, income statement and statement of cash flow kept and prepared in accordance with GAAP, unless such Borrower's certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

                  (i) As soon as possible, but not later than ninety (90) days after the close of each fiscal year of such Borrower, audited annual financial statements of such Borrower as of the end of each such fiscal year, prepared by a firm of independent certified public accountants of recognized standing, selected by such Borrower and reasonably acceptable to Lender;

                  (ii) As soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim financial statements of such Borrower as of the end of such month and of the portion of such Borrower's fiscal year then elapsed certified by the chief financial officer or controller of such Borrower or of such Borrower's General Partner as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of such Borrower for such month and period;

                  (iii) Concurrently with the delivery of the financial statements described in Subsections (i) and (ii) above, and quarterly at the request of Lender, certificates from the chief financial officer or controller of such Borrower or of such Borrower's General Partner certifying to Lender that to the best of his knowledge, such Borrower has kept, observed, performed and fulfilled in all material respects each and every covenant, obligation and agreement binding upon such Borrower contained in this Agreement or the Credit Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default, together with a Compliance Certificate, including a financial covenant compliance worksheet, in the forms of EXHIBIT K attached hereto, reflecting the computation of the financial covenants set forth in Sections 8.1 and 8.2 hereof as of the end of the period covered by such financial statements;

                  (iv) If applicable, concurrently with the sending or filing thereof, as the case may be, copies of any definitive financial statements or reports which such Borrower has made available to its General Partner or limited partners and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all forms 8-K, 10-Q or 10-K) which such Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization, including the National Association of Securities Dealers, Inc.;

                  (v) Concurrently with each request for an advance under the Revolving Loan, and monthly on the last day of each month, a certificate prepared by the chief financial officer or controller of such Borrower or of such Borrower's General Partner in the form attached hereto as EXHIBIT A;

                  (vi) Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or such Borrower's financial condition and/or results of operations.

                  (J) Notify Lender in writing:

                  (i) Promptly upon such Borrower's learning thereof, of the institution of any suit, action or administrative proceeding against such Borrower or relating to any of its Property in an amount exceeding $100,000, whether or not the claim is considered by such Borrower to be covered by insurance;

                  (ii) At least ten (10) days prior thereto, of such Borrower's opening of any new office or place of business or such Borrower's closing of any existing office or place of business resulting in the relocation of Collateral or business records;

                  (iii) Promptly upon such Borrower's learning thereof, of any material labor dispute to which such Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Borrower is a party or by which such Borrower is bound;

                  (iv) Within three (3) business days after the occurrence thereof, of such Borrower's default under any Material Agreement; and

                  (v) Promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable to such Borrower.

                  (K) Provide Lender with all warehouse receipts respecting any Inventory and copies of all agreements between such Borrower and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

                  (L) If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

                  (M) Deliver to Lender, upon demand, any and all evidence of ownership of Fixed Collateral, inclusive of any certificates of title or applications therefor, and maintain accurate, itemized records describing the kind, type, quantity and value of all Fixed Collateral, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.

                  (N) In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Lender of such fact and, upon Lender's request, deliver the same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, such Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

                  (O) Maintain at all times a consolidated Adjusted Tangible Net Worth equal to or greater than Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) for Borrowers' fiscal years ending December 31, 1992; Six Million Five Hundred Thousand Dollars ($6,500,000) for Borrowers' fiscal years ending December 31, 1993; and Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000) for Borrowers' fiscal years ending December 31, 1994 and thereafter calculated quarterly based upon each Borrower's fiscal quarter end direct financial statements prepared in accordance with GAAP.

                  (P) Maintain a ratio of consolidated total unsubordinated liabilities (including deferred liabilities and/or deferred income), computed in accordance with GAAP, to consolidated Adjusted Tangible Net Worth equal to or less than 5.0 to 1.0 at Borrowers' fiscal years ending December 31, 1992; 4.0 to
1.0 at Borrowers' fiscal years ending December 31, 1993 and 3.0 to 1.0 at Borrowers' fiscal years ending December 31, 1994 calculated annually based upon each Borrower's fiscal year end audited financial statements prepared in accordance with GAAP.

                  (Q) Maintain Debt Coverage (as defined herein) not less than
2.5 to 1.0 on or prior to the date of any Permitted Distribution, and not less than 1.5 to 1.0 after the date of any Permitted Distribution. "Debt Coverage" as used in this Section 8.1(Q) means the ratio of Borrowers' consolidated net income, plus consolidated depreciation, consolidated amortization and consolidated interest paid to Lender, to the amount of all principal and interest payable to Lender and the holder of Subordinated Debt and the consolidated net amount of all Capital Expenditures at the date of calculation thereof calculated quarterly based upon each Borrower's fiscal quarter end direct financial statements prepared in accordance with GAAP.

         8.2 NEGATIVE COVENANTS. So long as either Borrower shall have any Obligations to Lender under this Agreement, each Borrower covenants that, unless Lender has first consented thereto in writing (each Borrower's request for Lender's consent to be in writing and to be provided to Lender at least ten (10) days prior to the date on which Lender must decide whether to give its consent), which consent will not be unreasonably withheld by Lender as to (A) and (C) below only, provided as to (C) only as (C) relates to Indebtedness secured only by real property of such Borrower, it will not:

                  (A) Merge or consolidate with or acquire all or any substantial portion of the assets or capital stock of any Person.

                  (B) Make any loans or other advances of money, or grant extensions of credit (other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

                  (C) Create, incur, assume, or suffer to exist any Indebtedness, except the Obligations and the following (herein referred to as "Permitted Indebtedness"):

                  (i) Trade payables and other current liabilities incurred in the ordinary course of business;

                  (ii) Subordinated Debt;

                  (iii) Such other Indebtedness not to exceed $50,000 in the aggregate annually as to both Borrowers or as described on EXHIBIT I hereto or as hereafter approved by Lender in writing.

                  (D) Enter into, or be a party to, any transaction with any Affiliate of either Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate of any Borrower.

                  (E) Permit or agree to any material extension or modification with respect to, or compromise or settle any Account, other than as reflected in the schedules of accounts submitted to Lender pursuant to Section 5.4 hereof.

                  (F) Become or be liable in respect of any Guaranty except by endorsement of instruments or items of payment in the ordinary course of business for deposit or collection.

                  (G) Permit or suffer to exist any Lien in or upon any of the Collateral, except the following (herein referred to as "Permitted Liens"):

                  (i) Those security interests granted in favor of Lender pursuant to this Agreement and the other Credit Documents; and

                  (ii) Such other Liens as described on EXHIBIT J hereto or as hereafter approved by Lender in writing.

                  (H) Make any Distributions, except Permitted Distributions, Tax Distributions and Management Fees.

                  (I) Divest itself of any material assets or business theretofore conducted by transferring the same to any Affiliate or any partnership, joint venture, or similar arrangement.

                  (J) Subcontract any material operations to any Affiliate, except with the written consent of Lender.

                  (K) Make Capital Expenditures during any fiscal years of such Borrower which, in the aggregate when consolidated with all Capital Expenditures of both Borrowers, exceed One Million Dollars ($1,000,000) during Borrowers' fiscal years ending December 31, 1992 and December 31, 1993, or which exceed Seven Hundred Fifty Thousand Dollars ($750,000) thereafter calculated annually based upon each Borrower's fiscal year end audited financial statements prepared in accordance with GAAP.

                  (L) Without ten (10) days prior notice to Lender, transfer its executive offices, or maintain records with respect to Accounts at any locations other than its Principal Business Location.

                  (M) Except with respect to transactions otherwise permitted hereunder, make deposits to or withdrawals from any of such Borrower's deposit accounts for the benefit of any of its Affiliates.

                  (N) Sell, lease, transfer or otherwise dispose of any of its Property where the net book value exceeds in the aggregate $50,000 during any fiscal year of such Borrower, other than Inventory sold in the ordinary course of business.

                  (O) Use any name (other than its own) or any fictitious name, trade name, tradestyle or "d/b/a" except for the names disclosed on EXHIBIT G attached hereto and made a part hereof.

                  (P) Make a sale to any customer on approval, consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Lender pursuant to Section 5.4 hereof.

                  (Q) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement or the Notes to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

                  (R) Make or have any Restricted Investment, which for purposes of this Agreement shall mean any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, in any Property except the following:

                  (i) Property to be used in the ordinary course of business;

                  (ii) Current assets arising from the sale of goods and services in the ordinary course of business of such Borrower;

                  (iii) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (iv) Investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00); and

                  (v) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

                  (S) Enter into any arrangement with any Person providing for the leasing by such Borrower of Property which has been or is to be sold or transferred by such Borrower to such person if funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Borrower.

                  (T) Make any prepayment of principal on any Indebtedness, excepting the Obligations.

9.       SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT
         -----------------------------------------------------

         Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Borrowers or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties and representations of the Borrowers or Lender contained in this Agreement or the other Credit Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Lien on the Collateral and all of its rights and remedies under this Agreement, notwithstanding such termination or cancellation, until all Obligations of the Borrowers to Lender have been fully paid and satisfied and this Agreement is terminated.

10.      CONDITIONS PRECEDENT
         --------------------

         Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender shall have no obligation at any time under Section 2 of this Agreement unless and until the following conditions are satisfied, all in form and substance satisfactory to Lender and its counsel:

         10.1 CONDITIONS. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

                  (A) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's reasonable opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (B) The representations and warranties of the Borrowers herein are true and correct in all respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.

                  (C) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.

         10.2 DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

                  (A) Copies of each Borrower's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to this Agreement and certificates evidencing such insurance, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.

                  (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence, in a form acceptable to Lender, that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens.

                  (C) Certificates of each Borrower dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, certifying (i) that attached thereto is a true and complete copy of its Partnership Agreement, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by such Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents to which such Borrower is a party.

                  (D) A Certificate of the General Partner of such Borrower, dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, certifying (a) that attached thereto are true and complete copies of its Certificate of Incorporation and By-laws, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the board of directors of the General Partner of such Borrower, authorizing on behalf of such Borrower the execution, delivery and performance of this Agreement and each of the other Credit Documents to which such Borrower is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of the General Partner of such Borrower executing on behalf of such Borrower this Agreement or any of the other Credit Documents to which such Borrower is a party.

                  (E) Copies of the Certificate of Limited Partnership of such Borrower, and all amendments thereto, certified by the Secretary of State of such Borrower's state of formation.

                  (F) Good standing certificates for such Borrower and General Partner of such Borrower issued by the Secretary of State of Delaware and the Secretary of State of each other jurisdiction in which such Borrower's or General Partner's qualification is required hereunder.

                  (G) A certificate signed by an officer of such Borrower or of such Borrower's General Partner and dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no event or condition has occurred or is continuing which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  (H) Duly executed written lien waivers in favor of Lender from each lessor, bailee, warehouseman, mortgagee or similarly situated Person who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral.

                  (I) Duly executed subordination agreements in respect of all Subordinated Debt, including, but not limited to N.E.S. Investment Co. L.P. and Dresser Industries, Inc., evidencing the agreement of the holder of such Subordinated Debt to subordinate the same in right of payment to the Obligations to the extent and in such manner acceptable to Lender.

                  (J) Duly executed Depository Agreements with the Depository Banks at which all Depository Accounts are to be established and, such other agreements, in form and substance acceptable to Lender as to the collection and/or servicing of Accounts and the operation of any lockbox required by Lender, all in form satisfactory to the Lender.

                  (K) Written instructions from such Borrower directing the disbursement of the loan proceeds made pursuant to this Agreement.

                  (L) The written opinion of counsel to such Borrower as to the transactions contemplated by this Agreement, in form and substance satisfactory to Lender.

                  (M) The Term Note and the Revolving Note, duly executed by such Borrower, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to, the following:

                  (i) Evidence that Borrowers have paid off their existing indebtedness to Lender and all appropriate lien releases, terminations and satisfactions have been recorded.

                  (ii) Environmental Assessments, Appraisals of Real Property and Fixed Collateral, ALTA Lender Title Policies and Surveys of the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location, in form and substance acceptable to Lender and its counsel.

                  (iii) Duly executed Mortgages and Environmental Inspection Easements from each Borrower, in form and substance acceptable to Lender and its counsel, for the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location.

                  (iv) Duly executed Collateral Assignments of Security Interests in Trademarks from each Borrower, in form and substance acceptable to Lender and its counsel.

                  (v) Duly executed UCC-1 Financing Statements from each Borrower, in recordable form, in form and substance acceptable to Lender and its counsel.

                  (vi) Duly executed Environmental Indemnity Agreements from each Borrower, in form and substance acceptable to Lender and its counsel.

         10.3 WAIVER OF CONDITIONS PRECEDENT. If Lender makes an initial advance of loan proceeds hereunder prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and 10.2 hereof, the making of such initial advance of loan proceeds shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and each Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
         -------------------------------------------------

         11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (A) Failure by either Borrower to make payment of principal, interest or any other sum on any Note on the due date thereof, or failure to pay any other Obligation on the due date thereof or failure by either Borrower to remit or deposit funds as required by the terms of this Agreement.

                  (B) Any warranty, representation, or other statement made or furnished to Lender by or on behalf of either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any, in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or inaccurate in any material respect when made or furnished.

                  (C) Either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any, fails or neglects to perform, keep or observe in any material respect any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents, which is required to be performed, kept or observed by either Borrower, either General Partner of either Borrower, or any such guarantor, if any, and such failure continues for a period of ten (10) days beyond the earlier of such Borrower, such General Partner of either Borrower, or such guarantor, if any, having actual knowledge thereof or Lender giving such Borrower, such General Partner of either Borrower, or such guarantor, if any, written notice hereof in the manner set forth in Section 13.10 hereof.

                  (D) The occurrence of any default or event of default on the part of either Borrower (including specifically, but not limited to, due to nonpayment) under any Debt Instrument and the expiration of any applicable grace period.

                  (E) To the actual knowledge of either Borrower, any statement, report, financial statement, or certificate made or delivered by either Borrower, either General Partner of either Borrower, or any of their officers, employees or agents, to Lender is not true and correct in any material respect.

                  (F) The loss, theft, substantial damage or destruction of any material portion of the Collateral to the extent not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of any of the Collateral, except in all cases as may be specifically permitted by other provisions of this Agreement.

                  (G) Any material adverse change in the value of the Collateral or the financial condition or operating results of either Borrower or any guarantor of the Obligations, if any, which has a Material Adverse Effect or otherwise in the event the Lender deems itself insecure.

                  (H) The dissolution, termination of existence, insolvency (failure to pay its debts as they mature in the ordinary course of business or where the fair saleable value of its assets is not in excess of its liabilities) or business failure of either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any, or the appointment of a receiver, trustee, custodian or similar fiduciary for either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any, or any of their respective assets, or the assignment for the benefit of the creditors of either Borrower, either General Partner of either Borrower, or any such guarantor, if any, or the making by either Borrower, either General Partner of either Borrower, or any such guarantor, if any, of any offer of settlement, extension or composition to its unsecured creditors generally.

                  (I) The commencement of any proceedings under any Bankruptcy Laws by either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any.

                  (J) The commencement of any proceedings under any Bankruptcy Laws against either Borrower, either General Partner of either Borrower, or any guarantor of the Obligations, if any, to the extent such proceedings are not dismissed within sixty (60) days after the filing thereof.

                  (K) Either Borrower, or either General Partner of either Borrower, ceases to conduct all or any material part of its business or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

                  (L) The entry by a court of any judgment in excess of $50,000.00 requiring the payment of money against either Borrower, which judgment is not paid, discharged, stayed, vacated or set aside within thirty
(30) days of its entry.

                  (M) Other than Permitted Liens, a notice of any Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person, including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or assessments owing at any time or times hereafter becomes a Lien upon the Collateral or any other of either Borrower's assets and, except as otherwise permitted by Lender, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty.

                  (N) The revocation of any Guaranty, if any, of the Obligations.

                  (O) The failure of Borrowers to deliver, on or prior to November 1, 1992, an ALTA Mortgagee's Policy of Title Insurance satisfying the requirements set forth in clauses (a)-(c) of Section 2.1 above covering the six parcels of real property situated in Marion County, Alabama which are owned or to be acquired by Borrowers.

         11.2 ACCELERATION OF THE OBLIGATIONS. In addition to any of the remedies otherwise available to Lender (a) upon and after an Event of Default specified in Sections 11.1(I), (J) and (O) hereof, and without notice by Lender to either Borrower, and (b) upon the occurrence and during the continuance of an Event of Default (other than an Event of Default specified in Sections 11.1(I),
(J) and (O) hereof), upon notice by Lender to Borrowers in the manner set forth in Section 13.10 hereof, the Revolving Loan shall be terminated and all of the Obligations due or to become due from Borrowers to Lender, whether under this Agreement, any Note or otherwise, shall, at the option of Lender become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.

         11.3 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement or the other Credit Documents, the following rights and remedies:

                  (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

                  (B) The right to take immediate possession of the Collateral, and (i) require each Borrower to assemble the Collateral, at such Borrower's expense, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and (ii) enter any of the premises of either Borrower or wherever any Collateral shall be located and to keep and store the same on said premises until sold (and if said premises be the property of such Borrower, such Borrower agrees not to charge Lender for storage thereof for a period of at least ninety (90) days after sale or disposition of the Collateral). Lender is hereby granted a non-exclusive license or other right to use, without charge, such Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                  (C) The right to foreclose the Liens created under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

                  (D) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Each Borrower agrees that ten (10) days written notice to such Borrower of the date any public sale will take place or the date after which any private sale or other disposition of Collateral will take place shall be reasonable notice thereof, and such sale may be at such location(s) as Lender shall designate in said notice. Lender shall have the right to conduct such sales on either Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to either Borrower. Lender shall have the right to bid or credit bid at any such sale on its own behalf.

                  (E) The right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Lender, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall jointly and severally remain liable to Lender therefor, subject in all respects to the provisions of Section 13.13 hereof.

         11.4 APPLICATION OF COLLATERAL; TERMINATION OF FINANCING. Upon the occurrence and during the continuance of any Event of Default, Lender may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, terminate Lender's further performance under this Agreement, or any other agreement or agreements between Lender and either Borrower, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Lender. No such termination shall absolve, release or otherwise affect the liability of such Borrower in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Lender, but they shall, in all events, continue until all Obligations of both Borrowers to Lender are satisfied.

         11.5 REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Borrowers contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Lender, or contained in any other agreement between Lender and either Borrower, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Borrowers herein contained.

12.      APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY
         ---------------------------------------------------

         Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, at such time or times as Lender or said agent, in its sole discretion, may determine, upon the occurrence of an Event of Default hereunder, in such Borrower's or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and any other Collateral; (viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (ix) prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement;
(xii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (xiii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (xiv) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which such Borrower has access; and (xvi) notify post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender and receive and open all mail addressed to such Borrower, and after removing all remittances and other proceeds of Collateral, forwarding the mail to such Borrower.

13.      MISCELLANEOUS
         -------------

         13.1 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement, the Notes and each of the other Credit Documents may not be modified, altered or amended, except by an agreement in writing signed by both Borrowers and Lender. Neither Borrower may sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof, including, without limitation, either Borrower's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder to any financial institution.

         13.2 ATTORNEYS' FEES AND EXPENSES. If, at any time or times, whether prior or subsequent to the date hereof, regardless of the existence of an Event of Default, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

                  (A) The preparation of this Agreement and all of the other Credit Documents or any amendment of or modification of this Agreement, the Notes or any of the other Credit Documents.

                  (B) The administration of this Agreement, the Notes and each of the other Credit Documents and the transactions contemplated hereby and thereby.

                  (C) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, either Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Notes, any of the other Credit Documents or either Borrower's affairs, but excluding any litigation between either Borrower and Lender as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party.

                  (D) Any attempt to enforce any rights of Lender against any Person, other than the Borrowers, which may be obligated to Lender by virtue of this Agreement, the Notes or any of the other Credit Documents, including, without limitation, any guarantor of the Obligations and any Account Debtors.

                  (E) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

                  (F) The filing and recording of all documents required by Lender to perfect Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording;

Then, in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section 13.2 shall be payable, on demand, by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes shall be payable on account of the execution or delivery of this Agreement, the Notes or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers will pay all such taxes, including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

         13.3 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by either Borrower of any provision of this Agreement, the Notes or any of the other Credit Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by either Borrower under this Agreement, the Notes or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by either Borrower under this Agreement, the Notes or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement, the Notes or any of the other Credit Documents and no Event of Default by Borrowers under this Agreement, the Notes or any of the other Credit Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

         13.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.5 PARTIES. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender. This provision, however, shall not be deemed to modify Section 13.1 hereof.

         13.6 CONFLICT OF TERMS. The provisions of the Commitment, the Notes and each of the other Credit Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, and except as otherwise provided in the Commitment, the Notes and any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Commitment, the Notes and any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

         13.7 WAIVERS BY BORROWERS (INCLUDING RIGHT TO JURY TRIAL). EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, EACH BORROWER WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE, (ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

         13.8 AUTHORIZATION. Lender is authorized to make loans in the name of either Borrower under the terms of this Agreement upon the request, either written or oral, of the Controller or Chief Financial Officer of either Borrower or of either Borrower's General Partner, or such other persons, from time to time, holding the offices or positions with each Borrower as designated in any separate borrowing or banking resolutions delivered by such Borrower to Lender and all loans made by Lender to such Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by such Borrower and to have been made pursuant to duly authorized requests therefor.

         13.9 GOVERNING LAW. This Agreement has been accepted by Lender at and shall be deemed to have been made at Cleveland, Ohio. The loans provided for herein are to be funded and repaid at Cleveland, Ohio and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio. As part of the consideration for new value received, each Borrower hereby consents to the jurisdiction of any state or federal court located within the State of Ohio and consents that all such service of process be made by registered or certified mail directed to such Borrower at the address stated in Section 13.10(B) below and service so made shall be deemed to be completed upon actual receipt thereof. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against such Borrower or its property in the courts of any other jurisdiction.

         13.10 NOTICES. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

         (A)  If to Lender, at:       Bank One, Cleveland, NA
                                      600 Superior Avenue
                                      Cleveland, Ohio  44114
                                      Attn: Stephanie A. Gajdzik
                                            Assistant Vice President
                                            Asset-Based Lending

              With a copy to:         Arter & Hadden
                                      1100 Huntington Building
                                      Cleveland, Ohio  44115
                                      Attn: Donald J. Fisher, Esq.

         (B)  If to Borrowers, at:    Continental Conveyor & Equipment Co. L.P.,
                                      or Goodman Conveyor Co. L.P.
                                      6140 Parkland Boulevard
                                      Mayfield Heights, Ohio  44124
                                      Attn: F.J. Rzicznek,
                                            Vice President/Finance

              With copies to:         Continental Conveyor & Equipment Co. L.P.,
                                      or Goodman Conveyor Co. L.P.
                                      6140 Parkland Boulevard
                                      Mayfield Heights, Ohio  44124

                                      and

                                      Baker & Hostetler
                                      3200 National City Center
                                      1900 East Ninth Street
                                      Cleveland, Ohio  44114
                                      Attn: William E. Atkinson, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10.

         13.11 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         13.12 EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective only upon Lender's acceptance hereof.

         13.13 NONRECOURSE NATURE OF INDEBTEDNESS. Notwithstanding any other provision of this Agreement or any ancillary agreement executed in connection herewith to the contrary, all Indebtedness of Borrowers to Lender under this Agreement shall be on a non recourse basis as to the General Partner of each Borrower and the limited partners of the Borrowers and upon the occurrence of an Event of Default hereunder or otherwise, no deficiency or other personal judgment shall be sought or enforced against any General Partner of each Borrower or limited partner of the Borrowers and the Lender shall look solely to each Borrower and its assets for satisfaction of any such deficiency or any judgment against the Borrowers.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                  CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P.
                                  ("Borrower")

                                  By CC&E Corp., its General Partner


                                  By  /s/ Ralph L. Nehrig
                                      ------------------------------
                                      Name:  Ralph L. Nehrig
                                      Title: V. P.

                                  GOODMAN CONVEYOR CO. L.P.
                                  ("Borrower")


                                  By New Goodman Corp., its General Partner


                                  By  /s/ F. J. Rzicznek
                                      ------------------------------
                                      Name:  F. J. Rzicznek
                                      Title: V. P.


Accepted at Cleveland, Ohio
as of the date first above written.

BANK ONE, CLEVELAND, NA ("LENDER")


By  /s/ Stephanie A. Gajdzik
    ---------------------------------
    Name:  Stephanie A. Gajdzik
    Title:  Asst. Vice President

                          CONSOLIDATED AMENDMENT NO. 1
                          ----------------------------
                                       TO
                                       --
                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------



         THIS CONSOLIDATED AMENDMENT NO. 1 TO CREDIT FACILITY AND SECURITY AGREEMENT (this "Consolidated Amendment No. 1"), dated as of July 28, 1995, is entered into by and among BANK ONE, CLEVELAND, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 600 Superior Avenue, Cleveland, Ohio 44114; CONTINENTAL CONVEYOR & EQUIPMENT CO., L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P. O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR CO., L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P. O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of Continental and Goodman being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrowers and the Lender are parties to that certain Credit Facility and Security Agreement dated as of September 14, 1992, as amended by a certain First Amendment to Credit Facility and Security Agreement executed on August 27, 1993 and as further amended by a certain Second Amendatory Agreement dated as of October 5, 1994 (collectively, herein the "Loan Agreement," all terms defined in said Loan Agreement being used herein with the same meaning), pursuant to which the Lender loaned the Borrowers $11,000,000 on a term loan basis; and agreed to loan to the Borrowers up to an additional maximum aggregate sum of $11,500,000 on a revolving loan basis (which amount heretofore has been increased to $12,500,000); which Term Loan is evidenced by a Note dated September 14, 1992; and which Revolving Loan is evidenced by a Note dated September 14, 1992, as replaced by Note dated October 5, 1994, each such Note being executed and delivered by the Borrowers to the Lender; and

         WHEREAS, the Borrowers and the Lender have agreed to amend the Loan Agreement to (i) increase the Revolving Loan to $25,000,000 and extend the maturity date of the Revolving Loan from September 14, 1995 to July 28, 1998,
(ii) increase the Term Loan to $15,600,000, to be repayable in 84 installments, and (iii) modify and replace certain financial covenants and definitions contained in the Loan Agreement and add certain additional financial covenants and definitions to the Loan Agreement; and

         WHEREAS, the Borrowers and the Lender wish to provide for payment by the Borrowers of an origination fee of $300,000 and the expenses of Lender in connection with the matters contemplated hereby; and

         WHEREAS, in light of the fact that certain previous amendments will be affected by the terms of this Amendment and for ease of reference, the Borrowers and the Lender also desire to restate and consolidate in this Amendment all amendments to the Loan Agreement that are effective on and as of the date hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Lender agree as follows:


SECTION I.  AMENDMENT OF LOAN AGREEMENT
            ---------------------------

         A. The definitions "Commitment," "Contract Rate," "Permitted Distribution," "Reserve Amount," "Revolving Note" and "Term Note" in Section 1.1 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

         "COMMITMENT - Lender's letter to Borrowers dated August 17, 1992, as accepted by Borrowers on August 27, 1992, Lender's letter to Borrowers dated September 28, 1994, as accepted by Borrowers on October 3, 1994 and Lender's letter to Borrowers dated July 14, 1995, as accepted by Borrowers on July 28, 1995."

         "CONTRACT RATE - A fluctuating rate equal to One Hundred (100) basis points above the Base Rate."

         "PERMITTED DISTRIBUTION - (i) A Distribution by Borrowers to the partners of Borrowers pursuant to Borrowers' partnership agreements in the aggregate amount of Twenty Million Dollars ($20,000,000), all of which must be disbursed within ten (10) days of the date of Consolidated Amendment No. 1 to this Loan Agreement, and (ii) commencing with calendar year 1997, so long as (a) no Event of Default has occurred and is continuing or will occur as a result thereof, and
         (b) Term Loan B is Fully Conforming, aggregate annual Distributions by either Borrower to its partners in an amount not to exceed fifty percent (50%) of such Borrower's Net Income for the previous fiscal year beginning with each Borrower's fiscal year ending December 31, 1996."

         "RESERVE AMOUNT - Until Term Loan B is Fully Conforming and the Borrowers' consolidated Adjusted Tangible Net Worth is equal to or greater than One Million Dollars ($1,000,000), on a fair market value basis, a variable amount equal to Two Million Dollars ($2,000,000) until December 31, 1995, Three Million Dollars ($3,000,000) until December 31, 1996 and Four Million Dollars $4,000,000) until December 31, 1997. For purposes hereof, Adjusted Net Worth shall be calculated and tested on a quarterly basis, as of the fifteenth day of each September, December, March and June utilizing the Borrowers Certificate Accounts Receivable and Inventory, in the form attached as Exhibit A to the Loan Agreement."

         "REVOLVING NOTE - The Amended and Restated Replacement Promissory Note (Revolving Loan) to be executed by Borrowers in form attached as EXHIBIT C-5 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof."

         "TERM NOTE - The Amended and Restated Replacement Promissory Note (Term
         Loan) to be executed by Borrowers in form attached as EXHIBIT C-4 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term Loan made by Lender pursuant to
         Section 2.1 of this Agreement, together with all amendments thereto and all notes issued in substitution therefore or replacement thereof."

         B. New definitions of "Fully Conforming," "Appraisals," "Excess Cash Flow" and "Working Capital" are, effective the date hereof, hereby added to
Section 1.1 of the Loan Agreement as follows:

         "FULLY CONFORMING - The time at which the outstanding principal balance of Term Loan B is equal to or less than eighty percent (80%) of the aggregate fair market value of the machinery, equipment and real estate of Borrowers as determined under the Appraisals."

         "APPRAISALS - Collectively, the appraisal to be provided by L&B Liquidation Corp. relating to the machinery and equipment of Borrowers and the appraisal to be provided by Realty One Appraisal relating to the real estate of Borrowers."

         "EXCESS CASH FLOW - With respect to each fiscal year of Borrowers, commencing with the fiscal year ending December 31, 1995, an amount equal to (i) Borrowers' consolidated net income, plus consolidated depreciation, consolidated amortization and consolidated interest paid to Lender, less (ii) the aggregate of all principal and interest payable to Lender plus Permitted Distributions (other than the Permitted Distribution made during the fiscal year ending December 31,
         1995) plus (minus) increases (decreases) in Working Capital, plus the amount of all non-bank funded Capital Expenditures calculated annually based upon Borrowers' annual audited financial statements."

         "WORKING CAPITAL - The excess of Borrowers' aggregate current assets over aggregate current liabilities, each as determined in accordance with GAAP, but excluding from the calculation thereof all cash and cash equivalents of Borrowers, the current portion of all of Borrowers' outstanding long-term Indebtedness, the outstanding principal balance of the Revolving Loan and any and all amounts due to or due from Affiliates."

         C. Section 2.1 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.1     TERM LOAN.
                  ----------

                  Lender will make an increased term loan to Borrower in the principal amount of Fifteen Million Six Hundred Thousand Dollars ($15,600,000) ("Term Loan B"). Term Loan B shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Term Note.

         D. Section 2.2 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.2     PAYMENT TERMS OF TERM LOAN B.
                  ----------------------------

                  (A) INTEREST. Term Loan B shall bear interest on the unpaid principal balance until the date paid at a fixed rate per annum equal to ten percent (10%), such interest being payable monthly on the 1st day of each month, and at maturity, commencing September 1, 1995. On the third anniversary of the execution of Consolidated Amendment No. 1 to this Loan Agreement, and so long as an Event of Default does not then exist, Borrowers shall have the option to convert the above interest rate to a fluctuating rate per annum equal to the Contract Rate upon prior written notice to Lender delivered on or before July 1, 1998. Interest on the Term Loan shall be computed on a 360-day year basis based upon the actual number of days elapsed.

                  (B) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the Term Note, the principal balance of Term Loan B shall be payable in eighty-three (83) consecutive equal monthly principal installments of One Hundred Eighty-Five Thousand Seven Hundred Fourteen Dollars ($185,714) each, commencing September 1, 1995, and continuing on the 1st day of each month thereafter and a final principal installment of One Hundred Eighty-Five Thousand Seven Hundred Thirty-Eight Dollars ($185,738) on August 1, 2002.

                  (C) PREPAYMENT FEE. In the event that Term Loan B is paid in full (other than as a result of scheduled reductions by way of payments in accordance with the Term Note), Borrowers will pay to Lender a prepayment fee of (a) 2% of the outstanding principal balance then outstanding on Term Loan B, if the same occurs during the first year following the execution of Consolidated Amendment No. 1 to this Loan Agreement, and (b) 1% of the outstanding principal balance then outstanding on Term Loan B, if the same occurs during the second year following the execution of Consolidated Amendment No. 1 to this Loan Agreement, in order to compensate Lender for its reliance expenses and loss of anticipated profits. It is acknowledged that this fee shall be deemed to be liquidated damages for loss of a bargain and not a penalty and the same is acknowledged to be an integral part of the consideration for Lender to execute Consolidated Amendment No. 1 to this Loan Agreement; provided, however, that such fee will not be due and payable in the event that the Borrowers make the foregoing prepayments exclusively from funds generated from a sale of substantially all of the assets of the Borrowers or a sale of the controlling interest in the voting securities in the Borrowers.

                  (D) MANDATORY PRINCIPAL PREPAYMENTS OF TERM LOAN B. In addition to the principal payments described in Section 2.2(B) above, until Term Loan B is Fully Conforming, the Borrowers agree to make annual payments to be applied to pay the principal balance of Term Loan B within one hundred five (105) days of each fiscal year end of the Borrowers, beginning with respect to the fiscal year ending December 31, 1995, in an amount equal to fifty percent (50%) of Borrowers' Excess Cash Flow calculated for the fiscal year just ended. Borrowers further agree that any such principal payments required under this
         Section 2.2(D) shall be (i) made by Lender increasing the outstanding principal balance of the Revolving Loan, and (ii) applied against principal installments on Term Loan B in their inverse order of maturity."

         E. Subsections (A), (B) and (C) of Section 2.3 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

         "2.3     REVOLVING LOAN.
                  --------------

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, until July 28, 1998, make such loans to each Borrower as from time to time such Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of each Borrower's respective Eligible Inventory and Eligible Accounts. Such advances are anticipated to be repaid by Borrowers and thereafter re-advanced by Lender without any premiums or penalty therefor. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (a) the line of credit approved for Borrowers, which is currently Twenty-Five Million and no/100 Dollars ($25,000,000) or (b) the sum of (i) eighty-five percent (85%) of the unpaid face amount of each Borrower's respective Eligible Accounts (or such other percentages of each Borrower's Eligible Accounts as may from time to time be fixed by the Lender upon notice to the Borrowers) and
         (ii) the lesser of (1) fifty-five percent (55%) of the cost or market value, whichever is lower, determined on a first-in, first-out basis, of each Borrower's respective Eligible Inventory located at the Continental Collateral Location or Goodman Collateral Location (or such other percentages of each Borrower's respective Eligible Inventory as may from time to time be fixed by the Lender upon notice to the Borrowers) or (2) Twelve Million Dollars ($12,000,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrowers).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the aggregate loans outstanding to the Borrowers at any time under the Revolving Loan exceed Twenty-Five Million and no/100 Dollars ($25,000,000)

         LESS the Reserve Amount; nor shall advances under the Revolving Loan to either Borrower exceed that which is permitted on the basis of the advance rate percentages set forth in Section 2.3(A)(b) above as the same are applied to each respective Borrower.

                  (C) PAYMENT. The Revolving Loan shall be payable on July 28, 1998, and bear interest as provided in Section 2.4 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments."

         F. Section 2.8 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.8 ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing Consolidated Amendment No. 1 to this Loan Agreement and related documents in connection with the amendment to Credit Facility, Borrowers shall pay to Lender on the date of Consolidated Amendment No. 1 to this Loan Agreement, an origination fee (the "Origination Fee") of Three Hundred Thousand Dollars ($300,000).

         G. Section 2.9 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.9 COMMITMENT FEE. Borrowers shall pay to Lender on the date of Consolidated Amendment No. 1 to this Loan Agreement and on each succeeding anniversary of such date annually thereafter, a commitment fee (the "Commitment Fee") of Twenty-Five (25) basis points on the amount of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to Section 2.3(A) of this Agreement or not.

         H. A new Section 2.10 of the Loan Agreement is, effective the date hereof, hereby added to read in its entirety as follows:

         "2.10 EARLY TERMINATION FEE. In the event that the Revolving Loan and Term Loan B are paid in full (other than as a result of payment of Term Loan B at maturity or scheduled reduction of the Term Loan B by way of payments in accordance with the Term Note or the expiration of the Revolving Loan at maturity), or in the event of any intentional non-compliance by either Borrower with any provisions of this Agreement which results in a termination of the Credit Facility by Lender pursuant to Section 11.2 or 11.4 hereof, Borrowers will pay to Lender an early termination fee of (a) 3% of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan B, if the same occurs during the first year following the execution of Consolidated Amendment No. 1 to this Loan Agreement, (b) 2% of the line of credit approved for

         Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan B, if the same occurs during the second year following the execution of Consolidated Amendment No. 1 to this Loan Agreement, and (c) 1% of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan B, if the same occurs during the third year following the execution of Consolidated Amendment No. 1 to this Loan Agreement, in order to compensate Lender for its reliance expenses and loss of anticipated profits. It is acknowledged that this fee shall be deemed to be liquidated damages for loss of a bargain and not a penalty and the same is acknowledged to be an integral part of the consideration for Lender to execute Consolidated Amendment No. 1 to this Loan Agreement; provided, however, that such fee will not be due and payable in the event that the Borrowers make the foregoing prepayments exclusively from funds generated from a sale of substantially all of the assets of the Borrowers or a sale of the controlling interest in the voting securities in the Borrowers."

         I. Section 8.1(O) of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "(O) Maintain (i) a consolidated Adjusted Tangible Net Worth equal to or greater than negative Eight Million Dollars (-$8,000,000) on the date of Consolidated Amendment No. 1 to this Loan Agreement and increasing by Seven Hundred Fifty Thousand Dollars ($750,000) each fiscal quarter end thereafter, commencing December 31, 1995, and calculated based upon each Borrower's fiscal quarter end direct financial statements prepared in accordance with GAAP, and (ii) a consolidated Adjusted Tangible Net Worth (exclusive of that portion of Borrowers' net worth attributable to Borrowers' Australian joint venture) equal to or greater than negative Six Million Dollars (-$6,000,000) for Borrowers' fiscal years ending December 31, 1995; One Million Dollars ($1,000,000) for Borrowers' fiscal years ending December 31, 1996; and Six Million Dollars ($6,000,000) for Borrowers' fiscal years ending December 31, 1997 and thereafter calculated annually based upon each Borrower's audited annual financial statements."

         J. Section 8.1(Q) of the Loan Agreement is, effective the date hereof, hereby amended and restated in its entirety to read as follows:

                  "(Q) Maintain Debt Coverage (as defined herein) not less than
         1.20 to 1.00 on or prior to the date of any payment of Management Fees and non-Bank funded Capital Expenditures and not less than 1.00 to 1.00 after the date of any payment of Management Fees and non-Bank funded Capital Expenditures. "Debt Coverage" as used in this Section 8.1(Q) means the ratio of Borrowers' consolidated net income, plus consolidated depreciation, consolidated amortization and consolidated interest paid to Lender, to the amount of all principal and interest payable to Lender and the amount of all Permitted Distributions (after
         1995) at the
         date of calculation thereof calculated quarterly based upon each Borrower's fiscal quarter end direct financial statements prepared in accordance with GAAP."

         K. Section 8.2(H) of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "(H) Make any Distributions, except Permitted Distributions, Tax Distributions and, so long as Term Loan B is Fully Conforming, Management Fees."

         L. Section 8.2(K) of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "(K) CAPITAL EXPENDITURES. Make Capital Expenditures (without Lender's prior consent) during any fiscal year of such Borrower which, when combined with the Capital Expenditures of the other Borrower, cause the aggregate Capital Expenditures of both Borrowers to exceed One Million Dollars ($1,000,000) during Borrowers' fiscal year ending December 31, 1995 and during each fiscal year of Borrowers thereafter."


SECTION II.  CONDITIONS PRECEDENT
             --------------------

         Each Borrower understands and hereby agrees that the effectiveness of this Consolidated Amendment No. 1 is subject to receipt by the Lender, on or prior to the date hereof, in form and substance satisfactory to the Lender and its counsel, of the following:

         (A) A Certificate, dated as of the date hereof, signed by an officer of each Borrower or of such Borrower's General Partner and to the effect that:

                  (1) As of said date, no Event of Default has occurred and is continuing and no event has occurred and is continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (2)      The representations and warranties set forth in
                           Section 7 of the Loan Agreement are true and correct as of such date; and

                  (3) Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement on and as of said date.

         (B) A Certificate, dated as of the date hereof, of the secretary of the General Partner of each Borrower certifying (1) that such General Partner's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Loan Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of such General Partner are attached with respect to the approval of this Consolidated Amendment No. 1 and of the matters contemplated hereby and authorizing the execution, delivery and performance by such General Partner and Borrower of this Consolidated Amendment No. 1 and each other document to be delivered pursuant hereto, (3) as to the incumbency and signatures of the officers of such General Partner signing this Consolidated Amendment No. 1 and each other document to be delivered pursuant hereto; and (4) that the Certificate of Limited Partnership of each Borrower has not been amended since the execution of this Loan Agreement.

         (C) This Consolidated Amendment No. 1, an Amended and Restated Replacement Promissory Note ("Revolving Loan"), substantially in the form of EXHIBIT C-5 attached hereto, with all blanks completed; an Amended and Restated Replacement Promissory Note (Term Loan), substantially in the form of EXHIBIT C-4 attached hereto, with all blanks completed, all duly executed by each Borrower and Amendments to Open-End Mortgages, each duly executed by the applicable Borrower.

         (D) An Acknowledgement of Receipt of a copy of, and Consent and Agreement to the terms of, this Consolidated Amendment No. 1 and the above referenced promissory notes and mortgage amendments from Nesco Holdings, Inc. with respect to that certain Subordination Agreement, executed and delivered to the Lender by it and dated September 14, 1992.

         (E) An Origination Fee of Three Hundred Thousand Dollars ($300,000).

         (F) Such other documents as the Lender may request to implement this Consolidated Amendment No. 1 and the transactions contemplated hereby including, without limitation, such legal opinion or opinions as Lender shall request.

         If Lender shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.


SECTION III.  ACKNOWLEDGEMENTS CONCERNING OUTSTANDING LOANS
              ---------------------------------------------

         Borrowers hereby acknowledge and agree that as of July 28, 1995 the principal balance of the Term Loan was the sum of $7,974,989, and that such loan is outstanding and unpaid and payable to Lender in accordance with the terms of the Loan Agreement (as amended by this Consolidated Amendment No. 1) and the Term Note. Said balance, as well as the current outstanding balance of the Revolving Loan ($4,620,603.24) and amounts owed pursuant to letters of credit and/or existing equipment leases, are owed to Lender without any offset, deduction, defense or counterclaim of any nature whatsoever.

SECTION IV.  FEES AND EXPENSES
             ------------------

         Borrowers shall pay all out-of-pocket fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Consolidated Amendment No. 1, the Promissory Notes and all the other agreements, documents or certificates required or contemplated hereby, including, without limitation, legal fees and expenses of the Lender up to, but not in excess of, Five Thousand Dollars ($5,000).


SECTION V.  REFERENCES
            ----------

         On and after the effective date of this Consolidated Amendment No. 1, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan Agreement, and in the Notes to the "Loan Agreement", "thereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended hereby. The Loan Agreement, as amended by this Consolidated Amendment No. 1, is and shall continue to be in full force and effect and is hereby and in all respects ratified and confirmed. To the extent any amendment set forth in any prior amendment is omitted from or revised in this Consolidated Amendment No. 1, the same shall be deemed eliminated or revised, as the case may be, as between Borrowers and Lender as of the date hereof. The execution, delivery and effectiveness of this Consolidated Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or constitute a waiver of any provision of the Loan Agreement except as specifically set forth herein. All references in the Loan Agreement to any definitions modified or replaced herein shall be deemed references to such definitions as so modified or replaced. References in the Loan Agreement to EXHIBIT C-5 in the definition of "Revolving Note" and to EXHIBIT C-4 in the definition of "Term Note" shall be deemed to refer to the Note executed in connection herewith.


SECTION VI.  APPLICABLE LAW
             --------------

         This Consolidated Amendment No. 1 shall be deemed to be a contract under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio.

SECTION VII.  COUNTERPARTS
              ------------

         This Consolidated Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Consolidated Amendment No. 1 by signing any such counterpart.


         IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Consolidated Amendment No. 1 to be executed by their duly authorized officers as of the date and year first above written.

                                   CONTINENTAL CONVEYOR & EQUIPMENT
                                            CO., L.P.
                                   ("Borrower")
                                   By CC&E Corp., its General Partner


                                   By /s/ Ralph L. Nehrig
                                      -----------------------------
                                     Name:  Ralph L. Nehrig
                                     Title: V.P.


                                   GOODMAN CONVEYOR CO., L.P.
                                   ("Borrower")
                                   By New Goodman Corp.,
                                            its General Partner


                                   By  /s/ Frank J. Rzicznek
                                      -----------------------------
                                     Name:  Frank J. Rzicznek
                                     Title: V. P.


                                   BANK ONE, CLEVELAND, NA  ("Lender")


                                   By  /s/ Stephanie A. Gajdzik
                                      -----------------------------
                                     Name:  Stephanie A. Gajdzik
                                     Title: Vice President
                                                 Asset-Based Lending

                          CONSOLIDATED AMENDMENT NO. 2
                          ----------------------------
                                       TO
                                       --
                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------



         THIS CONSOLIDATED AMENDMENT NO. 2 TO CREDIT FACILITY AND SECURITY AGREEMENT (this "Consolidated Amendment No. 2"), dated as of December 13, 1996, is entered into by and among BANK ONE, CLEVELAND, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 600 Superior Avenue, Cleveland, Ohio 44114; CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P. O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR CO. L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P. O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of Continental and Goodman being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrowers and the Lender are parties to that certain Credit Facility and Security Agreement dated as of September 14, 1992, as amended by a certain First Amendment to Credit Facility and Security Agreement executed on August 27, 1993, as further amended by a certain Second Amendatory Agreement dated as of October 5, 1994 and as further amended by a certain Consolidated Amendment No. 1 to Credit Facility and Security Agreement dated as of July 28, 1995 (collectively, herein the "Loan Agreement," all terms defined in said Loan Agreement being used herein with the same meaning), pursuant to which the Lender loaned the Borrowers $15,600,000 on a term loan basis; and agreed to loan to the Borrowers up to an additional maximum aggregate sum of $25,000,000 on a revolving loan basis; which Term Loan is known as Term Loan B and is evidenced by a Note dated July 28, 1995; and which Revolving Loan is evidenced by a Note dated July 28, 1995, each such Note being executed and delivered by the Borrowers to the Lender; and

         WHEREAS, the Borrowers and the Lender have agreed to amend the Loan Agreement to (i) increase Term Loan B to its original principal amount of $15,600,000 (Term Loan C), to be repayable in 68 installments, (ii) make an additional Term Loan in the principal amount of $1,500,000 to be repayable in 36 installments (Term Loan D), (iii) change the Rate of Interest on the Revolving Loan and the Term Loan; and (iv) modify and replace certain financial covenants and definitions contained in the Loan Agreement and add certain additional financial covenants and definitions to the Loan Agreement; and

         WHEREAS, the Borrowers and the Lender wish to provide for payment by the Borrowers of an origination fee of $125,000 and the expenses of Lender in connection with the matters contemplated hereby; and

         WHEREAS, in light of the fact that certain previous amendments will be affected by the terms of this Amendment and for ease of reference, the Borrowers and the Lender also desire to restate and consolidate in this Amendment all amendments to the Loan Agreement that are effective on and as of the date hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Lender agree as follows:


SECTION I.  AMENDMENT OF LOAN AGREEMENT
            ---------------------------

         A. New definitions "Acquisition" and "Permitted Investment" are hereby added as follows and the definitions "Commitment," "Contract Rate," "Management Fees," "Permitted Distribution," " "Revolving Note" and "Term Note" in Section
1.1 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

         "ACQUISITION - The Acquisition by Continental Conveyor & Equipment Pty Limited ("CC&E Pty Limited"), a wholly-owned subsidiary of Continental of all of the shares of BCE Holdings Pty Limited ("BCE"), a corporation registered under the Corporation Law of Australia, which is a holding company whose subsidiaries (listed hereinafter) carry on the business of the manufacture of conveyors, conveyor componentry and associated equipment in New South Wales, Victoria and Queensland and their distribution and installation in Australia and elsewhere; the aforementioned subsidiaries are Australian Conveyor Engineering Pty Limited, Ace Conveyor Services Pty Limited, Ace Conveyor Components Pty Limited, A. Crane Pty Limited and Ringway Pty Limited (collectively with BCE, the "ACE Conveyor Group")."

         "COMMITMENT - Lender's letter to Borrowers dated August 17, 1992, as accepted by Borrowers on August 27, 1992, Lender's letter to Borrowers dated September 28, 1994, as accepted by Borrowers on October 3, 1994, Lender's letter to Borrowers dated July 14, 1995, as accepted by Borrowers on July 28, 1995, and Lenders' letter to Borrowers dated December 10, 1996, as accepted by Borrowers on December 10, 1996."

         "CONTRACT RATE - A fluctuating rate equal to One Hundred Twenty Five
         (125) basis points above the Base Rate."

         "MANAGEMENT FEES - Management fees and other similar type fees paid by a Borrower to Nesco, Inc. or an affiliate of Nesco, Inc. paid at a rate not to exceed two percent (2%) of such Borrower's gross sales and if an Event of Default has occurred and is continuing at the time of payment of such fee or would occur by reason thereof or after giving effect thereto, the same shall be paid at a rate not to exceed one percent (1%) of such Borrower's gross sales. For purposes of this definition, gross sales shall not include sales of any of Continental's foreign subsidiaries."

         "PERMITTED INVESTMENT - Commencing with calendar year 1998 so long as no Event of Default has occurred and is continuing or will occur as a result thereof, aggregate annual Distributions by either Borrower to its partners in an amount not to exceed fifty percent (50%) of such Borrower's Net Income for the previous fiscal year beginning with each Borrower's fiscal year ending December 31, 1997. For purposes of this definition, Net Income shall not include income of any foreign subsidiary of Continental."

         "PERMITTED DISTRIBUTION - An advance of funds by Borrowers to Continental Conveyor & Equipment Pty Limited (in the form of equity, debt or a combination of both) to be used to consummate the Acquisition in an amount not to exceed Eleven Million Three Hundred Thousand Dollars ($11,300,000), all of which must be disbursed within twenty
         (20) days of the date of Consolidated Amendment No.
         2 to this Loan Agreement.

         "TERM NOTE - The Amended and Restated Replacement Promissory Note (Term Loan C) to be executed by Borrowers in form attached as EXHIBIT C-6 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term Loan made by Lender pursuant to
         Section 2.1.1 of this Agreement, together with all amendments thereto and all notes issued in substitution therefore or replacement thereof and the Promissory Note (Term Loan D) to be executed by Borrowers in the form attached as EXHIBIT C-7 to this Agreement (which such changes or modifications, if any, to which Lender by agree) evidencing the Term Loan made by Lender pursuant to Section 2.1.2 of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof."

         B. New definitions of "Excess Cash Flow," "Revolving Note" and "Working Capital" are, effective the date hereof, added to Section 1.1 of the Loan Agreement as follows:

         "EXCESS CASH FLOW - With respect to each fiscal year of Borrowers, commencing with the fiscal year ending December 31, 1997, an amount equal to (i) Borrowers' consolidated net income, PLUS consolidated depreciation, consolidated amortization and consolidated interest paid to Lender, less (ii) the aggregate of all principal and interest payable to Lender (other than prepayment of principal, including mandatory prepayments of Term Loan D) PLUS Permitted Distributions PLUS (minus) increases (decreases) in Working Capital, PLUS the amount of all non- Lender funded Capital Expenditures calculated annually based upon Borrowers' annual audited financial statements but not including the results and financial position of any foreign based subsidiary of either Borrower."

         "REVOLVING NOTE - The Amended and Restated Replacement Promissory Note (Revolving Loan) to be executed by Borrowers in form attached as EXHIBIT C-5 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof."

         "WORKING CAPITAL - The excess of Borrowers' aggregate current assets over aggregate current liabilities, each as determined in accordance with GAAP but not including the results and financial position of any foreign based subsidiary of either Borrower, and excluding from the calculation thereof all cash and cash equivalents of Borrowers, the current portion of all of Borrowers' outstanding long-term Indebtedness, the outstanding principal balance of the Revolving Loan and any and all amounts due to or due from Affiliates."

         C. Section 2.1 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.1.1   TERM LOAN C.
                  -----------

                  Lender will make a term loan to Borrowers in the principal amount of Fifteen Million Six Hundred Thousand Dollars ($15,600,000) ("Term Loan C"). Term Loan C shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.2.1 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the applicable Term Note."

         "2.1.2   TERM LOAN D
                  -----------

                  Lender will make a term loan to Borrowers in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) ("Term Loan D"). Term Loan D shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.2.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the applicable Term Note."

         D. Section 2.2 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.2.1   PAYMENT TERMS OF TERM LOAN C.
                  ----------------------------

                  (A) INTEREST. Term Loan C shall bear interest on the unpaid principal balance until the date paid at a fixed rate per annum equal to ten percent (10%), such interest being payable monthly on the 1st day of each month, and at maturity, commencing January 1, 1997. On July 28, 1998, and so long as an Event of Default does not then exist, Borrowers shall have the option to convert the above interest rate to either (i) a fixed rate per annum equal to Three Hundred (300) basis points over the asked-for yield of U.S. Treasury securities of a similar term and maturity, as published in the July 27, 1998 edition of the WALL STREET JOURNAL or (ii) a fluctuating rate per annum rate equal to One Hundred Fifty (150) basis points above the Base Rate upon prior written notice to Lender delivered on or before July 21, 1998. In the event Borrowers do not for any reason deliver notice of which option is elected within the prescribed period, they shall be deemed to have selected option (i) above. Interest on Term Loan C shall be computed on a 360-day year basis based upon the actual number of days elapsed.

                  (B) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the applicable Term Note, the principal balance of Term Loan C shall be payable in sixty-seven (67) consecutive equal monthly principal installments of One Hundred Eighty-Five Thousand Seven Hundred Fourteen Dollars ($185,714) each, commencing January 1, 1997, and continuing on the 1st day of each month thereafter and a final principal installment of Three Million One Hundred Fifty-Seven Thousand One Hundred Sixty-Two Dollars ($3,157,162) on August 1, 2002.

                  (C) PREPAYMENT FEE. In the event that Term Loan C is paid in full (other than as a result of scheduled reductions by way of payments in accordance with the Term Note), Borrowers will pay to Lender a prepayment fee of (a) 1% of the outstanding principal balance then outstanding on Term Loan C, if the same occurs at any time prior to July 28, 1997, provided, however, that so long as there are loans outstanding pursuant to the Revolving Loan provided in Section 2.3 hereof and the same shall not have been refinanced and retired, the repayment fee prior to July 28, 1997 shall be the sum of $25,000, (b) in the event that the Borrowers select the fixed rate interest option, in accordance with Section 2.2.1(A)(i), 3% of the outstanding principal balance then outstanding on Term Loan C if the same occurs during the first full year following July 28, 1998, (c) 2% of the outstanding principal balance then outstanding on Term Loan C, if the same occurs during the second year following July 28, 1998, and (d) 1% of the outstanding principal balance then outstanding on Term Loan C, if the same occurs during the third year following July 28, 1998, in order to compensate Lender for its reliance expenses and loss of anticipated profits. It is acknowledged that this fee shall be deemed to be liquidated damages for loss of a bargain and not a penalty and the same is acknowledged to be an integral part of the consideration for Lender to execute Consolidated Amendment No. 2 to this Loan Agreement; provided, however, that such fee will not be due and payable in the event that the Borrowers make the foregoing prepayments exclusively from funds generated from a sale of substantially all of the assets of the Borrowers or a sale of the controlling interest in the voting securities in the Borrowers."

         "2.2.2   PAYMENT TERMS OF TERM LOAN D.
                  ----------------------------

                  (A) INTEREST. Term Loan D shall bear interest on the unpaid principal balance until the date paid at a fixed rate per annum of twelve percent (12%), such interest being payable monthly on the 1st day of each month, and at maturity, commencing January 1, 1997. Interest on Term Loan D shall be computed on a Three Hundred Sixty (360)-day year basis based upon the actual number of days elapsed.

                  (B) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the applicable Term Note, the principal balance of Term Loan D shall be repayable in thirty-five (35) consecutive equal monthly principal installments of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667) each, commencing January 1, 1997, and continuing on the first day of each month thereafter and a final principal installment of Forty-One Thousand Six Hundred Fifty-Five Dollars ($41,655) on December 1, 1999.

                  (C) MANDATORY PRINCIPAL PREPAYMENT OF TERM LOAN D. In addition to the principal payments described in Section 2.2.2.(B) above, the Borrowers agree to make annual payments to be applied to pay the principal balance of Term Loan D within One Hundred Five (105) days of each fiscal year end of the Borrowers beginning with respect to the fiscal year ending December 31, 1997, in an amount equal to Twenty-Five Percent (25%) of Borrowers' Excess Cash Flow calculated for the fiscal year just ended. Borrowers further agree that any such principal payments required under this Section 2.2.2(C) shall be (i) made by Lender increasing the outstanding principal balance of the Revolving Loan, and (ii) applied against principal installments on Term Loan D in their inverse order of maturity."

         E. Subsections (A), (B) and (C) of Section 2.3 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

         "2.3     REVOLVING LOAN.
                  --------------

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, until July 28, 1998, make such loans to each Borrower as from time to time such Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of each Borrower's respective Eligible Inventory and Eligible Accounts. Such advances are anticipated to be repaid by Borrowers and thereafter re-advanced by Lender without any premiums or penalty therefor. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (a) the line of credit approved for Borrowers, which is currently Twenty-Five Million and no/100 Dollars ($25,000,000) or (b) the sum of (i) Eighty-Five percent (85%) of the unpaid face amount of each Borrower's respective Eligible Accounts (or such other percentages of each Borrower's Eligible Accounts as may from time to time be fixed by the Lender upon notice to the Borrowers) and
         (ii) the lesser of (1) Fifty-Five percent (55%) of the cost or market value, whichever is lower, determined on a first-in, first-out basis, of each Borrower's respective Eligible Inventory located at the Continental Collateral Location or Goodman Collateral Location (or such other percentages of each Borrower's respective Eligible Inventory as may from time to time be fixed by the

         Lender upon notice to the Borrowers) or (2) Twelve Million Dollars ($12,000,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrowers).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the aggregate loans outstanding to the Borrowers at any time under the Revolving Loan exceed Twenty-Five Million and no/100 Dollars ($25,000,000), nor shall advances under the Revolving Loan to either Borrower exceed that which is permitted on the basis of the advance rate percentages set forth in Section 2.3(A)(b) above as the same are applied to each respective Borrower.

                  (C) PAYMENT. The Revolving Loan shall be payable on July 28, 1998, and bear interest as provided in Section 2.4 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments."

         F. Section 2.8 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.8 ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing Consolidated Amendment No. 2 to this Loan Agreement and related documents in connection with the amendment to Credit Facility, Borrowers shall pay to Lender not later than the date of Consolidated Amendment No. 2 to this Loan Agreement, an origination fee (the "Origination Fee") of One Hundred Twenty-Five Thousand Dollars ($125,000)."

         G. Section 2.9 of the Loan Agreement is, effective the date hereof, amended and restated to read in its entirety as follows:

         "2.9 COMMITMENT FEE. Borrowers shall pay to Lender on July 28, 1997 and on each succeeding anniversary of such date annually thereafter, a commitment fee (the "Commitment Fee") of Twenty-Five (25) basis points on the amount of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to
         Section 2.3(A) of this Agreement or not."

         H. Section 2.10 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "2.10 EARLY TERMINATION FEE. In the event that the Revolving Loan and Term Loan C and Term Loan D are paid in full (other than as a result of payment of Term Loan C or Term Loan D at maturity or by reason of mandatory prepayments from Excess Cash Flow or scheduled reduction of the Term Loans C or Term Loan D by way of payments in accordance with the applicable Term Note or the expiration of the Revolving Loan at maturity), or in the event of any intentional non-compliance by either Borrower with any provisions of this Agreement which results in a termination of the Credit Facility by Lender pursuant to Section 11.2 or 11.4 hereof, Borrowers will pay to Lender an early termination fee of (a) 3% of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan C and Term Loan D, if the same occurs during the first year following the execution of Consolidated Amendment No. 2 to this Loan Agreement, (b) 2% of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan C and Term Loan D, if the same occurs during the second year following the execution of Consolidated Amendment No. 2 to this Loan Agreement, and
         (c) 1% of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) hereof plus the outstanding principal balance then outstanding on Term Loan C and Term Loan D, if the same occurs during the third year following the execution of Consolidated Amendment No. 2 to this Loan Agreement, in order to compensate Lender for its reliance expenses and loss of anticipated profits. It is acknowledged that this fee shall be deemed to be liquidated damages for loss of a bargain and not a penalty and the same is acknowledged to be an integral part of the consideration for Lender to execute Consolidated Amendment No. 2 to this Loan Agreement; provided, however, that such fee will not be due and payable in the event that the Borrowers make the foregoing prepayments exclusively from funds generated from a sale of substantially all of the assets of the Borrowers or a sale of the controlling interest in the voting securities in the Borrowers or if the outstanding borrowings under this Agreement are replaced by borrowings under a new credit facility granted by Lender to a borrower who is affiliated with either Borrower or the General Partner of either Borrower."

         I. Section 8.1(O) of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "(O) Maintain (i) a consolidated Adjusted Tangible Net Worth equal to or greater than negative Four Million Two Hundred Fifty Thousand Dollars (-$4,250,000) as of the year ending December 31, 1996 and increasing by Nine Hundred Thousand Dollars ($900,000) by each fiscal quarter-end thereafter commencing March 31, 1997, and calculated based upon the Borrower's combined consolidated audited year-end financial statements or upon each Borrower's unaudited fiscal quarter-end financial statements prepared in accordance with GAAP. For purposes hereof, the interim financial statements shall include a consolidation with the financial position of CC&E Pty Limited and BCE."

         Debt Coverage shall be calculated quarterly based on each Borrower's fiscal quarter and direct financial statements for the four preceding fiscal quarters prepared in accordance with GAAP but exclusive of the results of any foreign subsidiary of Continental."

         J. Section 8.1(Q) of the Loan Agreement is, effective the date hereof, hereby amended and restated in its entirety to read as follows:

                  "(Q). Maintain Debt Coverage (as defined herein) of not less than 1.40 to 1.00 without regard to any payment of Management Fees and non-Lender funded Capital Expenditures and not less than 1.20 to 1.00 without regard to any payment of Management Fees and non-Lender funded Capital Expenditures. "Debt Coverage" as used in this Section 8.1(Q) means the ratio of Borrowers' combined consolidated net income PLUS, with respect to calculation of the 1.4 to 1.00 ratio only, Management Fees PLUS, with respect to both 1.40 to 1.00 and the 1.20 to 1.00 ratio, consolidated depreciation, consolidated amortization and consolidated interest paid to Lender, to the amount of all principal and interest payable to Lender (except for any mandatory prepayments of principal on Term Loan D) and the amount of all Permitted Distributions PLUS, with respect to calculation of the 1.20 to 1.0 ratio only, non-Lender funded Capital Expenditures at the date of calculation thereof. Debt Coverage shall be calculated quarterly based upon each Borrower's fiscal quarter-end financial statements for the four preceding fiscal quarters prepared in accordance with GAAP but exclusive of the results of any foreign subsidiary of Continental."

         (K) Section 8.1 of the Loan Agreement is, effective the date hereof, hereby amended by the addition of the following Section 8.1(R):

                  "(R) PAYDOWN OF TERM LOANS. In addition to, and not in limitation of the requirements to make mandatory prepayments of principal, each Borrower agrees that it shall use any upstream dividends from its subsidiaries, inter-company debt repayments, distributions, management fees or any similar type of payment received from CC&E Pty Limited and/or any member of the ACE Group or any affiliate thereof by Continental or any affiliate of Continental including, but not limited to, partners of Continental, to pay the Term Loan C or Term Loan D, as the Lender shall specify, unless Lender shall specifically otherwise consent in writing. Payments received from CC&E Pty Limited or any member of the ACE Conveyor Group for services or goods furnished by Continental or Goodman shall not be subject to this provision."

         L. Section 8.2(H) of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

                  "(H) Make any Distributions, except Permitted Distributions, Tax Distributions and Management Fees."

         M. Section 8.2(K) of the Loan Agreement is, effective the date hereof, amended and restated to read in its entirety as follows:

                  "(K) CAPITAL EXPENDITURES. Make Capital Expenditures (without Lender's prior consent) during any fiscal year of such Borrower which, when combined with the Capital Expenditures of the other Borrower, cause the aggregate Capital Expenditures of both Borrowers to exceed One Million Dollars ($1,000,000) during Borrowers' fiscal year ending December 31, 1995 and during each fiscal year of Borrowers thereafter."

         N. Section 11.1 of the Loan Agreement is, effective the date hereof, hereby amended by addition of the following new subsection 11.1(P):

                  "(P) The default by CC&E Pty Limited on any loan agreement to which it is a party, including without limitation, its agreement to repay certain subordinated indebtedness in connection with the Acquisition and any attempt by sellers to invoke or attempt to invoke any of their rights under a certain guaranty agreement executed by Continental in conjunction with the Acquisition."

         O. Section 8.1 of the Loan Agreement is, effective the date hereof, hereby amended by addition of the following new subsection 8.1(S):

                  (S) AVAILABILITY UNDER REVOLVING LOAN. Borrowers shall have a minimum aggregate unused availability under the Revolving Loan of Two Million Dollars ($2,000,000) on the 15th day of March, June, September and December, 1997 and Three Million Dollars ($3,000,000) on the 15th day of March and June, 1998 utilizing the Borrowers' Certificate of Accounts Receivable and Inventory in the form attached as EXHIBIT A to the Loan Agreement."

SECTION II.  CONDITIONS PRECEDENT
             --------------------

         Each Borrower understands and hereby agrees that the effectiveness of this Consolidated Amendment No. 2 is subject to receipt by the Lender, on or prior to the date hereof, in form and substance satisfactory to the Lender and its counsel, of the following:

         (A) A Certificate, dated as of the date hereof, signed by an officer of each Borrower or of such Borrower's General Partner and to the effect that:

                  (1) As of said date, no Event of Default has occurred and is continuing and no event has occurred and is continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (2)      The representations and warranties set forth in
                           Section 7 of the Loan Agreement are true and correct as of such date; and

                  (3) Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement on and as of said date.

         (B) A Certificate, dated as of the date hereof, of the secretary of the General Partner of each Borrower certifying (1) that such General Partner's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Loan Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of such General Partner are attached with respect to the approval of this Consolidated Amendment No. 2 and of the matters contemplated hereby and authorizing the execution, delivery and performance by such General Partner and Borrower of this Consolidated Amendment No. 2 and each other document to be delivered pursuant hereto, (3) as to the incumbency and signatures of the officers of such General Partner signing this

Consolidated Amendment No. 2 and each other document to be delivered pursuant hereto; and (4) that the Certificate of Limited Partnership of each Borrower has not been amended since the execution of this Loan Agreement.

         (C) This Consolidated Amendment No. 2; an Amended and Restated Replacement Promissory Note (Term Loan C), substantially in the form of EXHIBIT C-6 attached hereto, with all blanks completed; Promissory Note (Term Loan D) substantially in the form of EXHIBIT C-7 attached hereto, with all blanks completed, all duly executed by each Borrower; and Amendments to Open-End Mortgages, each duly executed by the applicable Borrower.

         (D) An Acknowledgment of Receipt of a copy of, and Consent and Agreement to the terms of, this Consolidated Amendment No. 2 and the above referenced promissory notes and mortgage amendments from N.E.S. Investment Co., L.P. with respect to that certain Subordination Agreement, executed and delivered to the Lender by it and dated September 14, 1992.

         (E) An Origination Fee of One Hundred Twenty-Five Thousand Dollars ($125,000).

         (F) A Certificate, dated as of the date hereof, signed by an officer of each Borrower or of such Borrowers' General Partner and to the effect that:

                  1. CC&E Pty Limited and the companies in the ACE Conveyor Group have not incurred any term indebtedness other than certain loans provided to CC&E Pty Limited by the selling shareholders in the Acquisition; and

                  2. Following (i) repayment and refunding of Term Loan B by the execution and funding of Term Loan C, (ii) the funding of Continental's investment required to consummate the Acquisition and (iii) the payment of all costs, fees and expenses incurred in closing Consolidated Amendment No. 2 and the transactions related thereto and closing the Acquisition, no more than Twenty Million Dollars ($20,000,000) will have been drawn down on the Revolving Loan.

         (G) Copies of all material transactional and closing documents relevant to the Acquisition certified to Lender's reasonable satisfaction.

         (H) The written opinion of counsel to Borrowers as to the transactions contemplated by Consolidated Amendment No. 2 and as to the Acquisition, in form and substance satisfactory to Lender.

         (I) Such other documents as the Lender may request to implement this Consolidated Amendment No. 2 and the transactions contemplated hereby.

         If Lender shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.

SECTION III.  ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
              --------------------------------------------

         Borrowers hereby acknowledge and agree that as of December 13, 1996 the principal balance of the Term Loan B was the sum of $12,628,576 and that such loan is outstanding and unpaid and payable to Lender in accordance with the terms of the Loan Agreement (as amended by this Consolidated Amendment No. 2) and the Term Note, and that Term Loan B will be repaid by use, in part, of the proceeds of Term Loan C. Said balance, as well as the current outstanding balance of the Revolving Loan ($12,545,646.38) and amounts owed pursuant to letters of credit and/or existing equipment leases, are owed to Lender without any offset, deduction, defense or counterclaim of any nature whatsoever.


SECTION IV.  FEES AND EXPENSES
             -----------------

         Borrowers shall pay all out-of-pocket fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Consolidated Amendment No. 2, the Term Notes and all the other agreements, documents or certificates required or contemplated hereby, including, without limitation, legal fees and expenses of the Lender.


SECTION V.  REFERENCES
            ----------

         On and after the effective date of this Consolidated Amendment No. 2, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan Agreement, and in the Notes to the "Loan Agreement", "thereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended hereby. The Loan Agreement, as amended by this Consolidated Amendment No. 2, is and shall continue to be in full force and effect and is hereby and in all respects ratified and confirmed. To the extent any amendment set forth in any prior amendment is omitted from or revised in this Consolidated Amendment No. 2, the same shall be deemed eliminated or revised, as the case may be, as between Borrowers and Lender as of the date hereof. The execution, delivery and effectiveness of this Consolidated Amendment No. 2 shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or constitute a waiver of any provision of the Loan Agreement except as specifically set forth herein. All references in the Loan Agreement to any definitions modified or replaced herein shall be deemed references to such definitions as so modified or replaced. References in the Loan Agreement to EXHIBIT C-6 in the definition of "Term Note" and to EXHIBIT C-7 in the definition of "Term Note" shall be deemed to refer to the respective Notes executed in connection herewith.


SECTION VI.  APPLICABLE LAW
             --------------

         This Consolidated Amendment No. 2 shall be deemed to be a contract under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio.

SECTION VII.  COUNTERPARTS
              ------------

         This Consolidated Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Consolidated Amendment No. 2 by signing any such counterpart.


         IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Consolidated Amendment No. 2 to be executed by their duly authorized officers as of the date and year first above written.

                                CONTINENTAL CONVEYOR & EQUIPMENT
                                         CO.  L.P.
                                ("Borrower")
                                By CC&E Corp., its General Partner


                                By  /s/ Ralph L. Nehrig
                                    --------------------------
                                  Name:  Ralph Nehrig
                                  Title:   V. P.


                                GOODMAN CONVEYOR CO. L.P.
                                ("Borrower")
                                By New Goodman Corp.,
                                         its General Partner


                                By  /s/ Frank J. Rzicznek
                                    --------------------------
                                  Name:  Frank J. Rzicznek
                                  Title:   V. Pres.


                                BANK ONE, CLEVELAND, NA  ("Lender")


                                By  /s/ Louis G. Johnston
                                    --------------------------
                                  Name:  Louis G. Johnston
                                  Title: Senior Vice President and Manager
                                         Special Industries

                           THIRD AMENDATORY AGREEMENT
                           --------------------------
                                       TO
                                       --
                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------


         THIS THIRD AMENDATORY AGREEMENT TO CREDIT FACILITY AND SECURITY AGREEMENT (this "Third Amendatory Agreement"), dated as of March 28, 1997, is entered into by and among BANK ONE, CLEVELAND, NA, a national baking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 600 Superior Avenue, Cleveland, Ohio 44114; CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P.O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P.O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of Continental and Goodman being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to the terms of that certain Assumption and Modification Agreement by and between Borrowers and Lender dated as of March 7, 1997, the Borrowers assumed all of the Obligations of CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware, and GOODMAN CONVEYOR CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware (the "Original Borrowers"),under that certain Credit Facility and Security Agreement by and between the Original Borrowers and Lender dated as of September 14, 1992, as amended by a certain First Amendment to Credit Facility and Security Agreement executed on August 27, 1993, as further amended by a certain Second Amendatory Agreement dated as of October 5, 1994, as further amended by a certain Consolidated Amendment No. 1 to Credit Facility and Security Agreement dated as of July 28, 1995 and as further amended by a certain Consolidated Amendment No. 2 to Credit Facility and Security Agreement dated as of December 13, 1996 (collectively, herein the "Loan Agreement," all terms defined in said Loan Agreement being used herein with the same meaning), pursuant to which the Lender loaned the Original Borrowers $15,600,000 on a term loan basis; and made an additional term loan in the principal amount of $1,500,000; and agreed to loan to the Original Borrowers up to an additional maximum aggregate sum of $25,000,000 on a revolving loan basis; which term loans are known, respectively, as Term Loan C, evidenced by a Note dated December 13, 1996, and Term Loan D, evidenced by a Note dated December 13, 1996, and which Revolving Loan is evidenced by a Note dated July 28, 1995, each such Note being executed and delivered by the Original Borrowers to the Lender; and

         WHEREAS, the Borrowers and the Lender have agreed to amend the Loan Agreement to (i) increase the maximum aggregate sum available under the Revolving Loan from $25,000,000 to $30,000,000, (ii) discharge Borrowers from their obligations under the promissory notes evidencing Term Loan C and Term Loan D upon full payment of all amounts due and owing thereunder (collectively, the "Term Loans") and (iii) modify and replace certain financial covenants and definitions contained in the Loan Agreement and add certain additional financial covenants and definitions to the Loan Agreement; and

         WHEREAS, the Borrowers and the Lender wish to provide for payment by the Borrowers of a documentation and restructure fee of $50,000 and the expenses of Lender in connection with the matters contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

SECTION I.  AMENDMENT OF LOAN AGREEMENT
            ---------------------------

         A. The definitions "Commitment," "Management Fees," "Revolving Note" and "Working Capital" in Section 1.1 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

                  "COMMITMENT - Lender's letter to the Original Borrowers dated August 17, 1992, as accepted by the Original Borrowers on August 27, 1992, Lender's letter to the Original Borrowers dated September 28, 1994, as accepted by the Original Borrowers on October 3, 1994, Lender's letter to the Original Borrowers dated July 14, 1995, as accepted by the Original Borrowers on July 28, 1995, Lenders' letter to the Original Borrowers dated December 10, 1996, as accepted by the Original Borrowers on December 10, 1996 and Lender's Letter to Original Borrowers dated February 26, 1997, as accepted by Borrowers on March 7, 1997."

                  "MANAGEMENT FEES - Management fees and other similar type fees paid by a Borrower to Nesco, Inc. or an affiliate of Nesco, Inc."

                  "REVOLVING NOTE - The Amended and Rested Replacement Promissory Note (Revolving Loan) to be executed by Borrowers in form attached as EXHIBIT C-8 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof."

                  "WORKING CAPITAL - The excess of Borrowers' consolidated combined aggregate current assets over aggregate current liabilities, each as determined in accordance with GAAP, and excluding from the calculation thereof the outstanding principal balance of the Revolving Loan to the extent reflected as a current liability."

         B. Subsections (A), (B) and (C) of Section 2.3 of the Loan Agreement are, effective the date hereof, hereby amended and restated to read in their entirety as follows:

         "2.3     REVOLVING LOAN.
                  --------------

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, until March 28, 2000, make such loans to each Borrower as from time to time such Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of each Borrower's respective Eligible Inventory and Eligible Accounts. Such advances are anticipated to be repaid by Borrowers and thereafter re-advanced by Lender without any premiums or penalty therefor. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (a) the line of credit approved for Borrowers, which is currently Thirty Million and no/100 Dollars ($30,000,000) or (b) the sum of (i) Eighty-Five percent (85%) of the unpaid face amount of each Borrower's respective Eligible Accounts (or such other percentages of each Borrower's Eligible Accounts as may from time to time be fixed by the Lender upon notice to the Borrowers) and (ii) the lesser of (1) Fifty-Five percent (55%) of the cost or market value, whichever is lower, determined on a first-in, first-out basis, of each Borrower's respective Eligible Inventory located at the Continental Collateral Location or Goodman Collateral Location (or such other percentages of each Borrower's respective Eligible Inventory as may from time to time be fixed by the Lender upon notice to the Borrowers) or (2) Twelve Million Dollars ($12,000,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrowers).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the aggregate loans outstanding to the Borrowers at any time under the Revolving Loan exceed Thirty Million and no/100 Dollars ($30,000,000), nor shall advances under the Revolving Loan to either Borrower exceed that which is permitted on the basis of the advance rate percentages set forth in Section 2.3(A)(b) above as the same are applied to each respective Borrower.

                  (C) PAYMENT. The Revolving Loan shall be payable on March 28, 2000, and bear interest as provided in Section 2.4 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments."

         C. Section 2.8 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.8 DOCUMENTATION AND RESTRUCTURE FEE. In order to compensate Lender for its services in preparing and reviewing the Third Amendatory Agreement to this Loan Agreement and related documents in connection with the amendment to Credit Facility, Borrowers shall pay to Lender not later than the date of the Third Amendatory Agreement to this Loan Agreement, a documentation and restructure fee (the "Documentation and Restructure Fee") of Fifty Thousand Dollars ($50,000)."

         D. Section 2.9 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "2.9 COMMITMENT FEE. Borrowers shall pay to Lender on March 28, 1997 and on each succeeding anniversary of such date annually thereat (provided no such fee shall be taken on March 28, 2000 unless the maturity of the Revolving Loan is extended beyond said date), a commitment fee (the "Committment Fee") of Twenty-Five (25) basis points on the amount of the line of credit approved for Borrowers under the Revolving Loan pursuant to Section 2.3(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to
         Section 2.3(A) of this Agreement or not."

         E. Section 5.2 of the Loan Agreement is, effective the date hereof, hereby amended and restated to read in its entirety as follows:

         "Lender reserves the right upon the occurrence and during the continuance of an Event of Default to notify Account Debtors and other Persons indebted to Borrowers of Lender's interest in any such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same directly to Lender and all such funds (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) shall be subject to application to the Obligations."

         F. Section 8.1(Q) of the Loan Agreement is, effective the date hereof, hereby amended and restated in its entirety to read as follows:

                  "(Q) Maintain Debt Coverage (as defined herein) of not less than 1.50 to 1.00. "Debt Coverage" as used in this Section 8.1(Q) means, on a combined consolidated basis, the ratio of Borrowers' operating income (which shall be after deduction for any Management
         Fees) plus depreciation and amortization less Distributions (which for purposes of this Section 8.1(Q) shall include all interest on the Senior Notes and all income taxes paid or payable by the Borrowers or Global (as defined below)) to the amount of all principal and interest paid or payable by the Borrowers to Lenders plus all Capital Expenditures not funded on a term basis at the date of calculation thereof. Debt Coverage shall be initially calculated for the Borrowers' fiscal year ending December 31, 1997, based upon the Borrowers' and Global's year end audited consolidated financial statements prepared in accordance with GAAP; thereafter, Debt Coverage shall be calculated quarterly based upon each Borrower's fiscal quarter-end financial statements for the preceding fiscal quarters prepared in accordance with GAAP.

         G. Section 8.1 of the Loan Agreement is, effective the date hereof, hereby amended by the addition of the following Sections 8.1(T) and 8.1(U):

                  "(T) Beginning with Global's (as defined below) fiscal year ending December 31, 1997, Global's consolidated operating income (which shall be after deduction for any Management Fees) shall be an amount equal to or greater than the sum of $10,950,000 plus any interest paid or payable by Borrowers under the Line of Credit, based upon Global's fiscal quarter-end financial statements for the three preceding fiscal quarters prepared in accordance with GAAP. Beginning with Global's quarter ending March 31, 1998, Global's consolidated operating income (which shall be after deduction for any Management Fees) shall be an amount equal to or greater than the sum of $14,600,000 plus any interest paid or payable by Borrowers under the Line of Credit, based upon Global's fiscal quarter-end financial statements for the four preceding fiscal quarters prepared in accordance with GAAP."

                  "(U) The Borrowers shall maintain Working Capital at a minimum of $15,000,000, calculated quarterly based on each Borrower's fiscal quarter end financial statements."

         H. Sections 8.1(S), 8.2(H) and 8.2(K) of the Loan Agreement are, effective the date hereof, hereby deleted.

         I. Section 11.1 of the Loan Agreement is, effective the date hereof, hereby amended by the deletion in its entirety of Section 11.1(G) and the addition of the following new subsections 11.1(P) and 11.1(Q):

                  "(P) The default by CC&E Pty Limited on any loan agreement to which it is a party, including without limitation, its agreement to repay certain subordinated indebtedness in connection with the Acquisition and any attempt by sellers to invoke or attempt to invoke any of their rights under a certain guaranty agreement executed by Continental in conjunction with the Acquisition; provided, however, that no default shall be deemed to exist under this Section 11.1(P) so long as Continental is contesting in good faith any default or alleged default under the guaranty agreement and no judgment or lien attaches which is not vacated in sixty days."

                  "(Q) The default by Continental Global Group, Inc. ("Global") in the payment of principal or interest on its Series A Senior Notes, due 2007 (the "Senior Notes") or on any other obligation under the Senior Notes or under the Senior Note Indenture pursuant to which the Notes were issued (the "Senior Note Obligations")."

SECTION II.  REPRESENTATIONS AND WARRANTIES
             ------------------------------

         Each Borrower hereby represents and warrants that the dissolution of the Original Borrowers occurred and was effective on March 1, 1997 and that each Borrower owns and holds all of the assets, respectively, of the Original Borrowers of which it was a general partner and that each Borrower has assumed all of the respective Obligations and liabilities of each of the Original Borrowers of which it was a General Partner. The Lender, in reliance on the foregoing representations, enters into this Third Amendatory Agreement and consents to such dissolution and consents to the guaranty by Borrowers of the Senior Notes.

SECTION III.  CONDITIONS PRECEDENT
              --------------------

         Each Borrower understands and hereby agrees that the effectiveness of this Third Amendatory Agreement is subject to receipt by the Lender, on or prior to the date hereof, in form and substance satisfactory to the Lender and its counsel, of the following:

         (A) A Certificate, dated as of the date hereof, signed by an officer of each Borrower to the effect that:

                  (1) As of said date, no Event of Default has occurred and is continuing and no event has occurred and is continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (2)      The representations and warranties set forth in
                           Section 7 of the Loan Agreement are true and correct as of such date; and

                  (3) Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement on and as of said date.

         (B) A Certificate, dated as of the date hereof, of the secretary of each Borrower certifying (1) that Borrower's Articles of Incorporation and By-Laws have not been amended since the execution of the Loan Agreement (or certifying that true, correct and complete copies of any amendments are attached),(2) that copies of resolutions of the Board of Directors of such Borrower are attached with respect to the approval of this Third Amendatory Agreement and of the matters contemplated hereby and authorizing the execution, delivery and performance by such Borrower of this Third Amendatory Agreement and each other document to be delivered pursuant hereto, (3) as to the incumbency and signatures of the officers of such Borrower signing this Third Amendatory Agreement and each other document to be delivered pursuant hereto.

         (C) A Certificate, dated as of the date hereof, of the secretary of Global certifying (1) that copies of resolutions of the Board of Directors of Global are attached with respect to the Guaranty by Global of each Borrower's obligations under this Third Amendatory Agreement and authorizing the execution, delivery and performance by Global of such Guaranty and each other document to be delivered pursuant thereto, (2) as to the incumbency and signatures of the officers of Global signing the Guaranty and each other document to be delivered pursuant thereto.

         (D) This Third Amendatory Agreement; an Amended and Restated Replacement Promissory Note (Revolving Loan), substantially in the form of EXHIBIT C-8 attached hereto, with all blanks completed; all duly executed by each Borrower, and Amendments to Open-End Mortgages, each duly executed by the applicable Borrower.

         (E) A Restructure Fee of Fifty Thousand Dollars ($50,000).

         (F) The corporate Guaranty of Global, guaranteeing Borrowers' Obligations under the Loan Agreement.

         (G) The payment in full by Borrowers of all their Obligations and other liabilities under Term Loan C and Term Loan D.

         (H) The written opinion of counsel to Borrowers as to the transactions contemplated by this Third Amendatory Agreement, in form and substance satisfactory to Lender.

         (I) The written opinion of counsel to Global as to the transactions contemplated by this Third Amendatory Agreement and the Guaranty given by Global of Borrowers' Obligations under the Loan Agreement.

         (J) Landlord waivers for new Collateral Locations.

         (K) UCC-1s executed by Borrowers.

         (L) UCC-3s executed by Borrowers as the successors in interest of Original Borrowers.

         (M) Such other documents as the Lender may request to implement this Third Amendatory Agreement and the transactions contemplated hereby.

         If Lender shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.

SECTION IV.  ADDITIONAL CLOSING DOCUMENTS
             ----------------------------

         (A) Termination of NESCO Subordination Agreement.

SECTION V.  ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
            --------------------------------------------

         Borrowers hereby acknowledge and agree that as of March 28, 1997 the current outstanding balance of the Revolving Loan ($16,826,417.27) and amounts owed pursuant to letters of credit and/or existing equipment leases, are owed to Lender without any offset, deduction, defense or counterclaim of any nature whatsoever.

SECTION VI.  FEES AND EXPENSES
             -----------------

         Borrowers shall pay all out-of-pocket fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Third Amendatory

Agreement, the Revolving Note and all the other agreements, documents or certificates required or contemplated hereby, including, without limitation, legal fees and expenses of the Lender.

SECTION VII.  REFERENCES
              ----------

         On and after the effective date of this Third Amendatory Agreement, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan Agreement, and in the Notes to the "Loan Agreement", "thereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended hereby. On and after the effective date of this Third Amendatory Agreement, each reference in the Loan Agreement to "Partner", "General Partner", or "Limited Partner", shall, to the extent required by the context thereof, be deemed to refer to "stockholder". The Loan Agreement, as amended by this Third Amendatory Agreement, is and shall continue to be in full force and effect and is hereby and in all respects ratified and confirmed. The execution, delivery and effectiveness of this Third Amendatory Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or constitute a waiver of any provision of the Loan Agreement except as specifically set forth herein. All references in the Loan Agreement to any definitions modified or replaced herein shall be deemed references to such definitions as so modified or replaced. References in the Loan Agreement to EXHIBIT C-8 in the definition of "Revolving Note" shall be deemed to refer to the Note executed in connection herewith.

SECTION VIII.  APPLICABLE LAW
               --------------

         This Third Amendatory Agreement shall be deemed to be a contract under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio.

SECTION IX.  COUNTERPARTS
             ------------

         This Third Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Third Amendatory Agreement by signing any such counterpart.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Third Amendatory Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                   CONTINENTAL CONVEYOR &
                                     EQUIPMENT COMPANY
                                   ("Borrower")



                                   By /s/ Ralph L. Nehrig
                                      --------------------------
                                    Name:  Ralph L. Nehrig
                                           ---------------------
                                    Title:
                                           ---------------------


                                   GOODMAN CONVEYOR COMPANY
                                   ("Borrower")



                                   By /s/ Frank J. Rzicznek
                                      --------------------------
                                    Name:  Frank J. Rzicznek
                                           ---------------------
                                    Title:  Vice Pres.
                                           ---------------------


                                   BANK ONE, CLEVELAND, NA ("Lender")



                                   By /s/ John R. Straka
                                      --------------------------
                                    Name:  John R. Straka
                                           ---------------------
                                    Title:  V. P.
                                           ---------------------

                AMENDED AND RESTATED REPLACEMENT PROMISSORY NOTE
                ------------------------------------------------
                                (REVOLVING LOAN)

$30,000,000.00                                                   Cleveland, Ohio
                                                                  March 28, 1997


         FOR VALUE RECEIVED, CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation, and GOODMAN CONVEYOR COMPANY, a Delaware corporation (hereinafter each referred to as a "Company" and collectively as the "Companies"), jointly and severally promise to pay to the order of BANK ONE, CLEVELAND, NA (hereinafter referred to as the "Bank"), the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), or such lesser amount as shall have from time to time been borrowed by the Companies, on March 28, 2000, or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at the Contract Rate, as defined in the Agreement hereinafter referred to, which definition is hereby accepted by each Company, as the same may from time to time be established. If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods, the Companies shall pay interest thereon at the rate per annum of three and one-half percent (3 1/2%) in excess of the Contract Rate, as the same may from time to time be established.

         The Companies jointly and severally agree to pay interest on the unpaid principal amount outstanding of this Note in monthly installments commencing on the 1st day of April, 1997, and continuing on the 1st day of each month thereafter. The unpaid balance of the principal amount outstanding and all accrued interest thereon shall be due and payable on March 28, 2000.

         Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 600 Superior Avenue, Cleveland, Ohio 44114, or at such other place as the Bank or any subsequent holder hereof shall have designated to each Company in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed.

         This Note is issued pursuant to and is entitled to the benefits of a Credit Facility and Security Agreement dated as of September 14, 1992 by and between CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware, and GOODMAN CONVEYOR CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware (such partnerships hereinafter referred to as the "Original Borrowers") and the Bank, as amended by that certain First Amendment to Credit Facility and Security Agreement executed on August 27, 1993, by that certain Second Amendatory Agreement dated as of October 5, 1994, by that certain Consolidated Amendment No. 1 to Credit Facility and Security Agreement dated as of July 28, 1995, and by that certain Consolidated Amendment No. 2 to Credit Facility and Security Agreement dated as of December 13, 1996, all by and among the Original Borrowers and the Bank, and as further amended by that Certain Third Amendatory Agreement by and among the Companies and the Bank dated March 28, 1997 (collectively, the "Agreement"), to which reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of each Company in relation thereto; but neither this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of each Company to pay the principal of or interest on this Note when due. This Note has been issued pursuant to the Agreement in substitution for a certain existing Amended and Restated Replacement Promissory Note (Revolving Loan) dated July 28, 1995, which was issued in Substitution for a certain Amended and Restated Promissory Note (Revolving Loan) dated October 5, 1994, which was issued in substitution for a certain Promissory Note (Revolving Loan) dated September 14, 1992 (collectively, the "Old Notes"). It is understood and acknowledged by each Company that this
Note is not intended as a novation of the obligations of the Original Borrowers and two Companies under the Old Notes but is merely a restatement of the obligations thereunder and under the Agreements, after giving effect to the most recent amendatory agreement thereto.

         The Companies may prepay all or any portion of this Note at any time or times and in any amount without penalty or premium, except as otherwise provided in the Agreement.

         In case an Event of Default, as defined in said Agreement, shall occur and be continuing beyond any applicable grace period, the principal of this Note may be declared immediately due and payable at the option of the Bank.

         Each Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against it, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

         No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to either Company may be made by delivering the same to the address last known to the Bank, or by mailing the same to such address, with the same effect as if delivered to such Company in person.

         This Note is executed in Cleveland, Cuyahoga County, Ohio.

"WARNING. BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE

POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."


CONTINENTAL CONVEYOR & EQUIPMENT              GOODMAN CONVEYOR COMPANY
   COMPANY                                            a Delaware Corporation
       a Delaware Corporation

By: /s/ Ralph L. Nehrig                          By: /s/ Frank J. Rzicznek
   ------------------------------                   ----------------------------
Name: Ralph L. Nehrig                            Name: Frank J. Rzicznek
      ---------------------------                      -------------------------
Title:  V. P.                                    Title: V. Pres.
        -------------------------                       ------------------------

                             SUBORDINATION AGREEMENT
                             -----------------------

         THIS SUBORDINATION AGREEMENT (the "Agreement") is entered into as of September 14, 1992 by and among N.E.S. INVESTMENT CO. L.P., a Delaware limited partnership ("Creditor"), GOODMAN CONVEYOR CO. L.P. ("Borrower"), and BANK ONE, CLEVELAND, NA ("Bank").

         Capitalized terms used herein but not otherwise defined shall have the meanings given in the Loan Agreement (as hereafter defined).

         WHEREAS, to induce Bank to enter into a Credit Facility and Security Agreement dated as of September 14, 1992, by and among Borrower, Continental Conveyor & Equipment Co. L.P. and Bank (the "Loan Agreement"), Creditor agrees that all obligations of Borrower to Creditor, however arising, shall be subordinated to all obligations of Borrower to Bank, however arising, in accordance with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, Borrower and Creditor agree as follows:

         SECTION 1. THE SUBORDINATED OBLIGATIONS. Creditor hereby subordinates all obligations of Borrower to Creditor, however arising (the "Subordinated Obligations") including, without limitation, all rights to receive any payments, whether in cash, property or otherwise, from Borrower to any and all obligations of Borrower to Bank, however arising, including, without limitation, all Indebtedness of Borrower to Bank under the Loan Agreement and any extensions, renewals, modifications or conversions thereof.

         SECTION 2. PAYMENTS HELD IN TRUST. If any payment, whether in cash, property or otherwise, is made by Borrower in violation of this Agreement, such payment will be held in trust by Creditor for Bank and upon demand be paid over to Bank. Creditor agrees that in the event any payment, whether in cash, property or otherwise, or distribution of the assets of

Borrower is made among creditors of Borrower, however effected and whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then any such payments or distributions of cash, property or securities of Borrower payable to Creditor shall be paid or delivered directly to Bank for application to any Indebtedness of Borrower to Bank, including but not limited to, all Indebtedness of Borrower to Bank under the Loan Agreement and any extensions, renewals, modifications or conversions thereof, until the same is paid in full. Creditor shall deliver to Bank and hold in trust for Bank until such delivery, any such payments or distributions made to it.

         SECTION 3. ASSIGNMENT OF SUBORDINATED OBLIGATIONS. Creditor shall not assign or transfer any of the Subordinated Obligations to any third party unless such transfer or assignment is made subject to this Agreement and with the prior written consent of Bank. Creditor shall assign and transfer to Bank any and all promissory notes issued by Borrower to Creditor evidencing the Subordinated Obligations as additional collateral security for repayment of the Indebtedness of Borrower to Bank under the Loan Agreement. In furtherance thereof, Creditor agrees to deliver to Bank, contemporaneously with the execution and delivery of this Agreement, the originals of all such promissory notes.

         SECTION 4. PAYMENT SUBORDINATION. Borrower shall not make any payments to Creditor, whether in cash, property or otherwise, with respect to the Subordinated Obligations so long as Borrower is indebted to Bank in any way for the period from the date hereof to and including September 14, 1995, and thereafter so long as an Event of Default shall have occurred and be continuing under the Loan Agreement or such payment will result in the occurrence of an Event of Default with passage of time or service of notice or both; PROVIDED, HOWEVER, notwithstanding the foregoing Borrower may make Tax Distributions and pay Management Fees (in each case, as defined in the Loan Agreement) and, so long as no Event of Default shall have occurred and be continuing under the Loan Agreement and so long as such payment will not result in the occurrence of an Event of Default, Borrower may make payments of interest to

Creditor in accordance with the terms of the promissory note evidencing the Subordinated Obligations, a copy of which promissory note is attached hereto as EXHIBIT A.

         SECTION 5. NO ACTION BY CREDITOR. Except as provided in Section 4 hereof, Creditor agrees not to demand, sue for, take or receive, by set-off or otherwise, any payment, whether in cash, property or otherwise, with respect to the Subordinated Obligations. Creditor hereby agrees that it will not proceed against Borrower if Borrower fails to make any payments of the Subordinated Obligations, and that Creditor will take no action to levy, execute, seize, or otherwise acquire any assets or property of Borrower until permitted to do so by Bank, or as otherwise provided under the terms and conditions of this Subordination Agreement. Creditor specifically covenants and agrees that the security interest of Bank with respect to all assets or property of Borrower, including, but not limited to, cash, inventory, equipment, and accounts receivable, shall remain in all situations prior and superior to any rights of Creditor in such assets or property.

         SECTION 6. TERMINATION. This is a continuing agreement of subordination. Bank may continue to make loans or otherwise accept the obligations of Borrower on the faith of this Agreement without notice to Creditor, and this Agreement may not be terminated until all Indebtedness, however arising, of Borrower to Bank is paid in full. Bank may make any renewals, extensions, amendments or other modifications of any kind relating to any Obligations of Borrower to Bank, including, without limitation, the Indebtedness, the Loan Agreement, or relating to the terms and conditions of such Obligations and Bank may release or exchange or otherwise deal with any collateral or may release any balance of funds held by Bank without notice to Creditor and without impairing or affecting this Agreement or the rights and obligations of Creditor under this Agreement.

         SECTION 7. NOTICES. All notices required or permitted to be provided under this Agreement shall be in writing and delivered by hand, certified or registered mail, or by telex or electronic facsimile transmission and shall be deemed to have been given or made when delivered or transmitted as follows:

         If to Bank:

                  Bank One, Cleveland, NA
                  600 Superior Avenue
                  Cleveland, Ohio  44114
                  Attention:  Stephanie A. Gajdzik,
                               Assistant Vice President

                  With a copy to:

                      Arter & Hadden
                      1100 Huntington Building
                      Cleveland, Ohio  44115
                      Attention:  Donald J. Fisher, Esq.

         If to Creditor:

                  N.E.S. Investment Co. L.P.
                  6140 Parkland Boulevard
                  Mayfield Heights, Ohio  44124
                  Attention:  F.J. Rzicznek,
                               Vice President/Finance

         If to Borrower:

                  Goodman Conveyor Co. L.P.
                  6140 Parkland Boulevard
                  Mayfield Heights, Ohio  44124
                  Attention:  F.J. Rzicznek,
                               Vice President/Finance

         SECTION 8. LEGEND ON INSTRUMENTS. Creditor and Borrower agree to place a legend, in form and substance acceptable to Bank, referencing the subordination provided under this Agreement on the promissory notes and any paper, document or instrument evidencing any of the Subordinated Obligations.

         SECTION 9. CHANGES IN THE SUBORDINATED OBLIGATIONS. Creditor and Borrower agree that they shall not amend or in any way modify or permit any amendment or modification of any of the Subordinated Obligations without first obtaining the prior written consent of Bank.

         SECTION 10. EXPENSES. Should it be necessary for Bank to initiate legal action in order to enforce and protect its rights under this Agreement, Bank shall be entitled to reimbursement from Creditor and Borrower for all costs and expenses incurred in respect to such action, including, but not limited to, reasonable attorney's fees.

         SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement and the respective rights and obligations of Bank, Creditor and Borrower under this Agreement shall be binding on the successors and assigns thereof.

         SECTION 12. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be read together as but one and the same Agreement.

         IN WITNESS WHEREOF, Borrower, Creditor, and Bank, by their duly authorized officers, have executed and delivered this Agreement on the day and year first written above.

                                      N.E.S. INVESTMENT CO. L.P.

                                      By /s/ F. J. Rzicznek
                                         --------------------------------
                                         Name:  F. J. Rzicznek
                                         Title:  V. P.

                                      GOODMAN CONVEYOR CO. L.P.,
                                      A Delaware Limited Partnership

                                      By New Goodman Corp.,
                                          Its General Partner

                                      By /s/ F. J. Rzicznek
                                         --------------------------------
                                         Name:  F. J. Rzicznek
                                         Title:  V. P.

                                      BANK ONE, CLEVELAND, NA

                                      By /s/ Stephanie A. Gajdzik
                                         --------------------------------
                                         Name:  Stephanie A. Gajdzik
                                         Title:  Asst. Vice President

                     TERMINATION OF SUBORDINATION AGREEMENT

         This termination of Subordination Agreement (the "Termination Agreement") is entered into as of March 28, 1997 by and among N.E.S. Investment Co. L.P., a Delaware Limited Partnership, ("Creditor"), Goodman Conveyor Company, a Delaware Corporation, and successor in interest to Goodman Conveyor Co. L.P. ("Borrower"), and BANK ONE, CLEVELAND, NA ("Bank").

         In consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, Borrower, and Creditor agree as follows:

         1. The Subordination Agreement entered into as of September 14, 1992 by and among Bank, Borrower, and Creditor shall be, and it is hereby, terminated and canceled and henceforth shall have no further force and effect.

         2. This Termination Agreement and the respective rights and obligations of Bank, Creditor, and Borrower under this Termination Agreement shall be binding on each of their respective successors and assigns.

         3. This Termination Agreement may be executed in one or more counterparts, all of which shall be read together as but one and the same agreement.

         IN WITNESS WHEREOF, Borrower, Creditor, and Bank, by their duly authorized officers, have executed and delivered this Termination Agreement as of the day and the year first written above.

                               N.E.S. Investment Co. L.P.

                               By: [ILLEGIBLE], its General Partner
                                   -----------

                               Name: /s/ Ralph L. Nehrig
                                     --------------------------
                               Title: V. P. of General Partner
                                     --------------------------

                               GOODMAN CONVEYOR COMPANY,
                               as successor in interest to
                               Goodman Conveyor Co. L.P.

                               By: /s/ Frank J. Rzicznek
                                   ----------------------------
                               Name: Frank J. Rzicznek
                                     --------------------------
                               Title: V. Pres.
                                     --------------------------

                                        BANK ONE, CLEVELAND, NA

                               By: /s/ John R. Straka
                                   ----------------------------
                               Name: John R. Straka
                                     --------------------------
                               Title: V. P.
                                     --------------------------

                      ASSUMPTION AND MODIFICATION AGREEMENT

         THIS ASSUMPTION AND MODIFICATION AGREEMENT ("Agreement") is executed this 28th day of March, 1997, to be effective as of March 7, 1997, by and among CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware Corporation, ("Continental"), and GOODMAN CONVEYOR COMPANY, a Delaware Corporation, ("Goodman"), and BANK ONE, CLEVELAND, NA, a national banking association ("Lender"), and is entered into in connection with that certain Credit Facility and Security Agreement by and among Continental Conveyor & Equipment Co. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware ("Continental L.P."), and Goodman Conveyor Co. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware, ("Goodman L.P."), (Continental L.P. and Goodman L.P., collectively, "Original Borrowers"), dated as of September 14, 1992 (which agreement, together with all amendments thereto, the most recent amendment being dated as of December 13, 1996, is referred to herein as the "Loan Agreement"). Capitalized terms used herein which are defined in the Loan Agreement shall, unless otherwise defined herein, have the meaning set forth in the Loan Agreement.

                              W I T N E S S E T H:

         WHEREAS, Lender has made certain loans and other financial accommodations to Original Borrowers pursuant to the Loan Agreement;

         WHEREAS, to secure the Obligations of the Original Borrowers to Lender, the Original Borrowers have granted to Lender security interests in and liens upon substantially all of the Original Borrowers' assets pursuant to the Loan Agreement;

         WHEREAS, pursuant to the Loan Agreement, the Original Borrowers have made certain representations and warranties to Lender (the "Loan Representations and Warranties") and have agreed to be bound by certain affirmative and negative covenants (the "Loan Covenants");

         WHEREAS, Continental L.P. and Goodman L.P. have been dissolved and all of their assets and liabilities have been transferred to, and assumed by, Continental and Goodman respectively;

         WHEREAS, each of Goodman and Continental have assumed, by operation of law, and are willing expressly to assume hereby all of the rights, interests and liabilities of the Original Borrowers under the Loan Agreement and each desires to become a borrower under the Loan Agreement;

         WHEREAS, Lender has requested that Continental and Goodman enter into this Agreement in order to (i) expressly assume all of the Obligations, (ii) reaffirm all of the Loan Representations and Warranties and Loan Covenants, and
(iii) acknowledge and confirm Lender's security interest in or lien on the Collateral, including, without limitation, substantially all of the assets of Continental and Goodman; and

         WHEREAS, Lender agrees to consent to the dissolution of Continental L.P. and Goodman L.P., but on the express condition that the assumption of all of their respective liabilities and Obligations under the Loan Agreement be expressly assumed by Continental and Goodman;

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Continental, Goodman, and Lender hereby agree as follows:

         1. The premises set forth above are acknowledged and agreed to by Continental, Goodman and Lender and are incorporated herein by this reference.

         2. Continental and Goodman hereby agree to assume and to perform the Obligations with the same effect and to the same extent as if Continental and Goodman had been the original obligors thereof. Continental and Goodman further agree that the Collateral (i) shall continue to be subject to all liens and security interests in favor of Lender which existed against the Collateral prior to the dissolution of Continental L.P. and Goodman L.P. and the execution of this Agreement, and (ii) shall continue to secure the Obligations. Continental and Goodman hereby grant and confirm a continuing security interest to Lender in and to all Collateral, including, without limitation, all Fixed Collateral and all Revolving Collateral now owned, acquired from Continental L.P. or Goodman L.P., or hereafter acquired, and owned legally or beneficially by either Continental or Goodman. Continental and Goodman hereby jointly and severally make and affirm the representations, warranties and covenants as to such collateral set forth in Section 4.2 of the Loan Agreement.

         3. Continental and Goodman shall, from and after the date hereof, be deemed to be a "Borrower" under the Loan Agreement and all references therein to "Borrower" shall hereafter refer to Continental and Goodman to the same extent as to an Original Borrower and any reference therein to "Borrowers" shall hereafter refer to both Continental and Goodman and the Original Borrowers as the context may require. Continental and Goodman hereby reaffirm, as of the date hereof, all of the Loan Representations and Warranties, including, without limitation, all Loan Representations and Warranties made by Original Borrowers prior to the date hereof.

         4. The execution, delivery and performance by Continental and Goodman of this Agreement has not or will not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Certificate of Incorporation or Bylaws of Continental and Goodman or contained in any agreement, instrument or document to which Continental and Goodman is a party or by which Continental and Goodman is bound.

         5. Continental and Goodman agree to be bound and to abide by all of the Loan Covenants.

         6. Continental and Goodman shall, at their expense, promptly execute and deliver to Lender such instruments, documents and agreements, and perform or take such acts or actions, as Lender may, from time to time, request in order to further evidence or carry out the terms of this Agreement and the Loan Agreement or otherwise to perfect, maintain, protect and enforce Lender's security interests in and liens on the Collateral, including, without limitation, executing, delivering and/or filing any acknowledgments, amendments, assignments, assumption instruments, financing or continuation statements or mortgages or other instruments of security, each in form and substance satisfactory to the Lender.

         7. This Agreement has been executed and delivered at and shall be deemed to have been made at Cleveland, Ohio and shall be interpreted and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Ohio. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Whenever in this Agreement reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of such party.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:                           CONTINENTAL CONVEYOR &
                                          EQUIPMENT COMPANY

/s/ [ILLEGIBLE]                   By: /s/ Ralph L. Nehrig, V. P.
-------------------                   ------------------------------------

/s/ [ILLEGIBLE]
-------------------
                                          GOODMAN CONVEYOR COMPANY

/s/ [ILLEGIBLE]                   By: /s/ Frank J. Rzicznek, V. P.
-------------------                   ------------------------------------

/s/ [ILLEGIBLE]
-------------------
                                          BANK ONE, CLEVELAND, NA

/s/ [ILLEGIBLE]                   By: /s/ John R. Straka
-------------------                   ------------------------------------

/s/ [ILLEGIBLE]
-------------------
                                      - 3 -

                              CONTRACT OF GUARANTY
                              --------------------

         1. To induce BANK ONE, CLEVELAND, NA (the "Bank"), to make direct loans to CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental"), and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman") (each of Continental and Goodman being sometimes referred to herein individually as a "Borrower " and collectively as the "Borrowers"), CONTINENTAL GLOBAL GROUP, INC. (the "Guarantor"), hereby unconditionally guarantees to Bank the prompt performance of each and every obligation and payment of each and every liability of the Borrowers to the Bank, including but not limited to, payment of all principal, interest and other sums due, whether by acceleration or otherwise, pursuant to that certain Credit Facility and Security Agreement dated as of September 14, 1992 by and among CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware, and GOODMAN CONVEYOR CO. L.P., a limited partnership organized and formerly existing under the laws of the State of Delaware (such partnerships hereinafter referred to as the "Original Borrowers") and the Bank, as amended by that certain First Amendment to Credit Facility and Security Agreement executed on August 27, 1993, by that certain Second Amendatory Agreement dated as of October 5, 1994, by that certain Consolidated Amendment No. 1 to Credit Facility and Security Agreement dated as of July 28, 1995, and by that certain Consolidated Amendment No. 2 to Credit Facility and Security Agreement dated as of December 13, 1996, all by and among the Original Borrowers and the Bank, and as further amended by that Certain Third Amendatory Agreement by and among the Borrowers and the Bank dated March 28, 1997 (collectively, the "Credit Agreement"), together with all late charges, fees, disbursements, expenses and deficiencies.

         2. This is a continuing Guaranty and shall remain in full force and effect until revoked by the Guarantor in writing and a signed copy thereof is duly served upon the Bank, but revocation shall not affect any outstanding obligation or liability hereunder, or any unpaid portion thereof which may be renewed or extended. This Guaranty shall be construed as an absolute and unconditional guaranty of performance and the Guarantor's liability shall be direct, immediate and not conditional or contingent upon the pursuit by the Bank of any remedies it may have or the requirement to resort first to any collateral or security. Subject to the prior indefeasible payment in full of all obligations guaranteed hereunder, Guarantor shall have and may exercise all rights that Guarantor may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Bank) to seek contribution, indemnification, or any other form of reimbursement from the Borrower, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of the Borrowers to the Bank, for any disbursement made by the Guarantor under or in connection with the Guaranty or otherwise. The obligations of the Guarantor hereunder shall not be released, discharged or in any way affected, nor shall the Guarantor have any rights against the Bank by reason of: (a) the fact that any collateral or security securing any obligation of the Borrowers or of the Guarantor hereunder may be subject to equitable claims or defenses in favor of others or may be invalid or defective in any way; (b) the failure to convey, perfect or create a valid lien in any such collateral or security; (c) the invalidity or unenforceability for any reason of any obligation or liability of the Borrowers; (d) the change, loss, or deterioration in value of any collateral or of the financial condition of the Borrowers, whether due to incorrect estimates of such value or financial condition, failure to protect or insure, or because of any other reason; (e) the exchange, sale, release or surrender of any such collateral or security; or (f) any other defense at law or in equity to which the Guarantor may be entitled. This Guaranty shall continue to be effective, or be revived and reinstated, as the case may be, if at any time any payment of all or part of the obligations or liabilities covered hereunder is rescinded, or must otherwise be returned by the Bank, upon the insolvency, bankruptcy, receivership or liquidation of the Borrowers or the Guarantor, or otherwise, all as though such payment had never been made.

         3. The Guarantor hereby waives any notice of acceptance of this Guaranty, or any notice of the incurring by the Borrowers at any time of any obligation or liability covered hereunder. The Guarantor also waives any and all presentment, demand of payment, protest or notice of protest, notice of nonpayment or other default with respect to any obligation or liability covered hereunder, and all defenses at law or in equity. Except for distributions to the Guarantor not prohibited by the Credit Agreement, any and all present and future debts and obligations of the Borrowers to the Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future obligations and liabilities of the Borrowers to the Bank. The Guarantor hereby grants to the Bank full power, in its absolute discretion and without notice to the Guarantor, to: (a) modify, accelerate, or otherwise change the terms of any obligation or liability guaranteed hereunder in accordance with its provisions (but not to increase the aggregate liability as stated in the Guaranty); (b) renew or extend at one or more times any such obligation or guaranty; (c) release, compromise, or settle any such obligation or liability in settlement, liquidation, adjustment, bankruptcy proceedings or otherwise as the Bank deems advisable; (d) delay or forbear to act in respect to any obligation, liability or collateral, or the enforcement thereof whether such delay or forbearance is deliberate or by omission; (e) consent to the substitution, exchange or release of any collateral or security for such obligations and liabilities or forbear from calling for additional security; or (f) take an additional guaranty or guaranties, or settle, compromise or release one or more other guaranties. All sums at any time to the credit of the Guarantor and any property of the Guarantor at any time in the Bank's possession may be held by the Bank as security for all obligations of the Guarantor to the Bank arising out of this Guaranty.

         4. Upon the happening of any Event of Default under the Credit Agreement, the Bank may declare all of the obligations to be immediately due and payable and shall then have all remedies under the laws of the State of Ohio, including, without limitation thereto, the right to setoff and apply any deposits, balances, money, proceeds, credits or property of the Guarantor in possession of the Bank to the balance due under this Guaranty. The Bank may pursue all or any of its remedies at one or at different times. The Bank's books and records showing the account between the Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth, and shall constitute prima facie proof thereof.

         5. Guarantor hereby agrees that it shall cause to be prepared and furnished to Bank the following:

         (i) As soon as possible, but not later than ninety (90) days after the close of each fiscal year of Guarantor, audited annual consolidated financial statements of Guarantor as of the end of each such fiscal year, together with unaudited supplementary consolidating information of Guarantor as of the end of each such fiscal year, prepared by a firm of independent certified public accountants of recognized standing, selected by Guarantor and reasonably acceptable to Bank;

         (ii) As soon as possible, but not later than thirty (30) days after the end of each fiscal quarter hereafter, quarterly consolidated financial statements of Guarantor as of the end of such quarter and of the portion of Guarantor's fiscal year then elapsed, together with unaudited supplementary consolidating information of Guarantor, certified by the Chief Financial Officer or controller of Guarantor as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of Guarantor for such quarter and period.

         6. The words "Guarantor," "Bank," and "Borrower," as used herein, shall indicate the plural as well as the singular, if appropriate. The obligations and liabilities hereunder are joint and several and shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

         7. The Guarantor hereby authorizes any attorney-at-law on the Guarantor's behalf or on behalf of the Guarantor's successors or survivors, to appear in an action on this Guaranty at any time after the Guaranty becomes due in any court of record in Ohio or elsewhere; to waive the issuing and service of process and to confess judgment in favor of the holder hereof for the amount due plus interest and costs and to release and waive all errors and appeals in the actions and judgments. No such judgment against the Guarantor based upon one or more mutual obligations shall be a bar to a subsequent judgment or judgments pursuant to this warrant of attorney against the Guarantor based upon subsequently matured obligations.

         This Contract of Guaranty is executed at Cleveland, Cuyahoga County, Ohio this 28th day of March, 1997.

         "WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."

                                      CONTINENTAL GLOBAL GROUP, INC.

                                      By:  /s/ Jimmy L. Dickinson
                                           ------------------------------
                                      Its:  Vice President
                                           ------------------------------

                                       -3-